AMENDED AND RESTATED LOAN AGREEMENT

          AMENDED AND RESTATED LOAN AGREEMENT, dated as of March 25, 1998 (this "Loan Agreement"), between MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Trustee under Declaration of Trust dated December 9, 1960, as amended, for the Commingled Pension Trust Fund (Fixed Income-Mortgage Private Placements) ("Lender"), with an address at 522 Fifth Avenue, New York, New York 10036 and WALDEN/DREVER OPERATING PARTNERSHIP, L.P., a Delaware limited partnership, as successor by merger to Apartment Opportunity Fund II, L.P., a California limited partnership ("Borrower"), with an address at One Lincoln Center, 5400 LBJ Freeway, LB45, Suite 400, Dallas, Texas 75240.

                          Background:

          Pursuant to a Loan Agreement dated June 23, 1994 (as previously supplemented and amended, the "Existing Loan Agreement"), between Lender (formerly Morgan Guaranty Trust Company of New York, as Trustee under Declaration of Trust, dated December 9, 1960, as amended, for the Commingled Pension Trust Fund (Fixed Income - Mortgages) and Apartment Opportunity Fund II, L.P., a California limited partnership ("AOF"), as Borrower, Lender previously made certain loans to AOF (the "Existing Loans") in the aggregate original principal amount of $81,475,000.00, of which the aggregate principal amount of $78,051,958.80 remains outstanding as of the date hereof. The Existing Loans are evidenced by the promissory notes described on Annex 1 hereto (the "Existing Notes"). The Existing Notes are secured by the deeds of trusts or mortgages, as the case may be, described on Annex 2 hereto (the "Existing Mortgages") covering the real property described therein.

          Borrower now desires to (a) amend and restate the terms of the Existing Loans, (b) borrow from Lender an additional
$1,948,041.20 on the same terms as the amended and restated
Existing Loans, and (c) borrow from Lender an additional
$30,000,000, all as provided in this Loan Agreement.

          Borrower has agreed that the Existing Loans, as amended and restated hereunder, shall continue to be, and all new loans made under this Loan Agreement shall be, secured by liens on the Collateral (as hereinafter defined), as provided in this Loan Agreement.

          Lender is willing to make such loans and permit such amendments, all provided in this Loan Agreement.

          NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Existing Loan Agreement is amended and restated in its entirety as of the date hereof, upon all of the following terms and conditions:

          Section 1.     Definitions; Principles of Construction.

          1.1  Definitions.

          When used herein, the following capitalized terms shall have the following meanings:

          "Acquisition Cost" shall mean, with respect to each of the Mortgaged Properties, the purchase price paid by Borrower in acquiring such Mortgaged Property, including closing costs relating to the acquisition and, in the plural, all such costs.

          "Affiliate" shall mean, with respect to any Person, any Person controlled by, in control of or under common control with such Person. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through ownership of common stock or partnership agreement, by contract or otherwise.

          "AOF" shall mean Apartment Opportunity Fund, II, a
California limited partnership which was merged into Borrower.

          "Aggregate Property Valuation" shall mean, with respect to all Mortgaged Properties, the sum of the Property Valuations for such Mortgaged Properties.

          "Amendment of Mortgage" shall have the meaning set forth in Section 7(c)(i).

          "Amended and Restated Notes" shall mean each Amended and Restated Note dated as of the date hereof executed by Borrower in favor of Lender in replacement of each Existing Note, substantially in the form of Exhibit C, evidencing the respective Mortgage Loans listed on Schedule 1.1-B under the caption "Loan A".

          "Assigned Contracts" shall mean all Contracts entered into by Borrower with third parties (including, without limitation, the Property Management Agreements) relating to the management or operation of any of the Mortgaged Properties.

          "Banking Day" shall mean any day other than (a)
Saturday, (b) Sunday or (c) a day on which commercial banks located in New York City are required or authorized by applicable law or executive order to close.

          "Borrower" shall mean Walden/Drever Operating
Partnership, L.P., a Delaware limited partnership, as successor by merger to AOF, together with its permitted successors and assigns.

          "Borrower's General Partner" shall mean Walden
Residential Properties, Inc., a Maryland corporation.

          "Borrower's Knowledge" shall mean to the best knowledge of Borrower.

          "Building Engineers" shall mean A-Tec Associates, Inc.
or any other independent firm approved by Lender.

          "Buildings" shall mean, with respect to any Property, the "Buildings" as defined in the Mortgage encumbering such Property and, where the context so requires, the "Buildings" as defined in all of the Mortgages.

          "Called Principal" shall mean, with respect to any Mortgage Note, the principal amount of such Mortgage Note that is to be paid or prepaid in accordance with the terms of this Loan Agreement or is declared to be or becomes immediately due and payable following an Event of Default, as the context requires.

          "Casualty" shall mean, with respect to any Mortgaged
Property, any loss of, damage to or destruction of all or any part of such Mortgaged Property.

          "Certificate of Limited Partnership" shall mean the Certificate of Limited Partnership of Borrower, as amended, in effect on the date hereof and attached hereto as Exhibit A.

          "Charges" shall have the meaning set forth in Section
15.14.

          "Collateral" shall mean the Mortgaged Properties, the Leases, the Rents, the Assigned Contracts and all other collateral which may from time to time secure the Obligations as provided in the Loan Documents.

          "Collateral Assignment of Property Management Agreements" shall mean a Collateral Assignment of Property Management Agreements, executed by Borrower, and also among the Property Manager and Lender, as may be amended from time to time, in form and substance satisfactory to Lender assigning to Lender as Collateral for the Obligations each Property Management Agreement entered into by Borrower from time to time from and after the date hereof.

          "Condemnation" shall mean, with respect to any Mortgaged Property, any actual or, to the knowledge of Borrower, proposed, contemplated or threatened taking of all or any part of such Mortgaged Property by reason of any public improvements or condemnation or similar proceeding.

          "Condemnation Proceeds" shall mean the condemnation award proceeds or other compensation payable to Borrower in respect of a Condemnation of all or any part of a Mortgaged
Property.

          "Contract" shall mean any oral or written contract, agreement, franchise, warranty, guarantee, document, undertaking, commitment, understanding, arrangement, lease, license, registration, authorization, easement, servitude, right-of-way, mortgage, bond, note or any other instrument or obligation or interest therein or right thereunder.

          "Debt Service Coverage Ratio" shall mean, as of any date of determination, the debt service coverage ratio for a given Mortgaged Property, calculated as the ratio of (x) the annual Net Operating Income of such Mortgaged Property based on the most recent month's certified rent roll of Borrower (multiplied by 12) provided that there shall be an assumed vacancy rate equal to the greater of 5% or the actual vacancy rate shown on such rent roll, over (y) the projected debt service payable on the then aggregate outstanding principal amount of the Related Loan for such Mortgaged Property for the succeeding 12 months, based on a 9% constant rate.

          "Deeds" shall mean all of the deeds and other instruments pursuant to which fee title to the Mortgaged
Properties has been conveyed to Borrower.

          "Default" shall mean the occurrence of any event specified in Section 12, whether or not any requirement in connection with such event, for the giving of notice or the lapse of time, or both, shall have been satisfied.

          "Default Rate" shall mean, (A) with respect to the Mortgage Loans, a rate of interest that is equal to the sum of
(i) the higher of (x) the Prime Rate from time to time in effect and (y) the Interest Rate from time to time in effect, plus (ii) five percent (5%) per annum and (B) with respect to any other Obligations, a rate of interest equal to the sum of (i) the Prime Rate from time to time in effect plus (ii) five percent (5%) per annum.

          "Discounted Prepayment Value" shall mean, with respect to the Called Principal of any Mortgage Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on a monthly basis) equal to the sum of the Reinvestment Yield plus 50 basis points.

          "Dollars" or "$" shall mean the lawful money of the United States of America.

          "Encumbrance" shall mean any mortgage, deed of trust, pledge, lien, encumbrance, easement, reservation, restriction, right of way, option, right of first refusal, right of redemption or other similar right, Lease, assignment by way of security, hypothecation, security interest, conditional sale, capital lease or other title retention or security arrangement securing any Liability of any Person.

          "Environmental Consultants" shall mean Law
Environmental, Inc. or Fugro Environmental Inc., or any other independent consultant, expert or advisor approved by Lender.

          "Environmental Indemnity" shall mean the Environmental Indemnity Agreement, dated as of June 23, 1994, originally executed by AOF and confirmed by Borrower herein, in favor of Lender, a copy of which is attached hereto as Exhibit B, as amended hereby and as may be further amended from time to time.

          "Equipment" shall mean, with respect to any Property, the "Equipment" as defined in the Mortgages encumbering such Property and, where the context so requires, the "Equipment" as defined in all of the Mortgages.

          "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended from time to time, or any successor statute, and the regulations promulgated and the rulings issued thereunder.

          "ERISA Affiliate" shall mean each trade or business
(whether or not incorporated) which, together with Borrower, is treated as a single employer under Title IV of ERISA or Section
414(b), (c), (m) or (o) of the Internal Revenue Code.

          "Escrow Agent" shall mean Holliday Fenoglio Fowler,
L.P. or any successor escrow agent designated pursuant to the terms of the Escrow Agreement.

          "Escrow Agreement" shall mean the Amended and Restated
Escrow Agreement, dated as of the date hereof, among Borrower, Lender and Escrow Agent, in the form attached hereto as Exhibit
G, as may be further amended from time to time.

          "Event of Default" shall mean the occurrence of any event specified in Section 12.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Existing Loan Agreement" shall have the meaning set forth in the first background paragraph.

          "Existing Loans" shall have the meaning set forth in the first background paragraph.

          "Existing Notes" shall have the meaning set forth in the first background paragraph.

          "Existing Mortgages" shall have the meaning set forth in the first background paragraph.

          "Financing Statements" shall mean (i) all UCC-1 financing statements in connection with Loan A originally executed by AOF, (ii) all UCC-3 amendments to such UCC-1 financing statements executed by Borrower in connection with this Loan Agreement, and (iii) all new UCC-1 (and, in the case of Mortgaged Property located in Georgia, UCC-2) financing statements executed by Borrower in connection with Loan A, Loan B or Loan C, in each case with respect to the Equipment, Fixtures and Personalty, in favor of Lender and filed with the appropriate Governmental Authorities as security for the Obligations.

          "Fixtures" shall mean, with respect to any Property, the "Fixtures" as defined in the Mortgage encumbering such Property and, where the context so requires, "Fixtures" as defined in all of the Mortgages.

          "GAAP" shall mean generally accepted accounting principles in the United States.

          "Governmental Authority" shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental, judicial, legislative, executive, administrative or regulatory unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

          "Impositions" shall mean all real estate and personal property taxes, water, sewer and vault charges and all other taxes, levies, assessments and other similar charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of every kind and nature whatsoever, which at any time prior to, at or after the execution hereof may be assessed, levied or imposed by, in each case, a Governmental Authority upon any Mortgaged Property or the Rents or the ownership, use, occupancy or enjoyment thereof, and any interest, costs or penalties with respect to any of the foregoing.

          "Indebtedness" shall mean, with respect to any Person,
(a) any debt of such Person, contingent or otherwise, (i) for borrowed money, the advance of credit, a conditional sale or a transfer with recourse or with an obligation to repurchase, obligations under a lease required to be capitalized for financial reporting purposes, or purchase money obligations or
(ii) evidenced by a note, debenture, letter of credit or similar instrument given in connection with the acquisition of any property or assets, (b) any debt of others described in (a) above which such Person has guaranteed or for which it is otherwise liable and (c) any amendment, renewal, extension or refunding of any such debt.

          "Indemnitees" shall mean Lender and each of its respective officers, directors, agents, parents, affiliates and its respective successors and assigns.

          "Insurance Policies" shall have the meaning set forth in section 10.1(i)(i).

          "Insurance Premiums" shall have the meaning set forth in Section 5.

          "Insurance Proceeds" shall mean any payments, proceeds or other amounts received at any time by any Person under any insurance policy as compensation in respect of a Casualty.

          "Insurance Standards" shall mean those requirements or prerequisites imposed upon Borrower by the casualty, property or liability insurers in connection with the underwriting of insurance for each respective Mortgaged Property.

          "Interest Rate" shall mean (i) with respect to each of Loan A and Loan C, 6.62% per annum, and (ii) with respect to Loan B, (A) from (and including) the date hereof through (but excluding) the effective date on which the Loan Facility shall become unsecured pursuant to and in accordance with the terms of
Section 11 of this Loan Agreement (the "Conversion Date"), 7.06% per annum, and (B) from and after the Conversion Date, 7.10% per annum.

          "Internal Revenue Code" shall mean the Internal Revenue
Code of 1986, as amended from time to time, or any successor statute, and the regulations promulgated and the rulings issued thereunder.

          "Judgments" shall mean any and all judgments, orders, directives, rulings, decisions, injunctions (temporary, preliminary or permanent), bankruptcy plans or reorganizations, decrees or awards of any arbitrator or Governmental Authority.

          "Land" shall mean, with respect to any Property, "Land," as defined and more particularly described in the mortgage encumbering such Property and, where the context so requires, "Land" as defined in all of the Mortgages.

          "Laws" shall mean all laws (whether statutory or common law), ordinances, decrees, rules, regulations and Judgments of any Governmental Authority including, without limitation, those applicable to zoning, historical landmark preservation, building and land use.

          "Lease" shall mean, with respect to any Mortgaged Property, any lease, or, to the extent of the interest therein of Borrower, any sublease or sub-sublease, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of such Mortgaged Property, and every modification, amendment or other agreement relating to such lease, sublease or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

          "Lease Assignment" shall mean, with respect to each Mortgaged Property, (i) each Assignment of Rents and Leases originally executed by AOF and confirmed by Borrower herein in connection with Loan A, and (ii) each new Assignment of Rents and Leases executed and delivered by Borrower to Lender concurrently herewith in connection with Loan B and Loan C, in each case as amended from time to time, pursuant to which the Rents and Leases in respect of each Mortgaged Property are assigned by Borrower to Lender and, in the plural, all such Assignments of Rents and Leases.

          "Legal Rate" shall have the meaning set forth in
Section 15.14.

          "Legal Requirements" shall mean, with respect to each Mortgaged Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including, without limitation, environmental laws) affecting such Mortgaged Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, including, without limitation, those applicable to zoning, subdivision, wetlands, historical landmark preservation, building and land use, whether now or hereafter enacted and in force, and all permits, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Mortgaged Property or any part thereof (other than Leases, management agreements and service contracts now in effect or hereafter entered into in accordance with the terms of the Loan Documents), including, without limitation, any such covenants, agreements, restrictions and encumbrances which may (i) require repairs, modifications or alterations in or to such Mortgaged Property or any part thereof, or (ii) in any material way limit the existing use and enjoyment thereof.

          "Lender" shall mean initially the Person identified as Lender on the first page of this Loan Agreement and shall include, for purposes of this Loan Agreement and the other Loan
Documents, all of such Person's successors and assigns from time to time.

          "Liability" shall mean any debt, obligation, commitment, responsibility or liability of any Person.

          "Lien" shall mean, with respect to each Mortgaged Property, any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, collateral assignment, security interest, or any other encumbrance, charge or collateral transfer of, on or affecting such Mortgaged Property or any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement (other than one giving notice of a true lease) and mechanic's, materialmen's and other similar liens and encumbrances.

          "Loan A" shall mean all of the Mortgage Loans listed on
Schedule 1.1-B hereof under the caption "Loan A", as amended and restated as of the date hereof and evidenced by the Amended and Restated Mortgage Notes.

          "Loan A Maturity Date" shall have the meaning set forth in Section 3.3.

          "Loan B" shall mean the new Mortgage Loan made on the date hereof and listed on Schedule 1.1-B hereof under the caption
"Loan B", as evidenced by the New Mortgage Note therefor.

          "Loan B Maturity Date" shall have the meaning set forth in Section 3.3.

          "Loan C" shall mean the new Mortgage Loan made on the date hereof and listed on Schedule 1.1-B hereof under the caption
"Loan C", as evidenced by the New Mortgage Note therefor.

          "Loan C Maturity Date" shall have the meaning set forth in Section 3.3.

          "Loans" shall mean Loan A, Loan B and Loan C, collectively.

          "Loan Documents" shall mean collectively, this Loan Agreement, the Mortgage Notes, the Mortgages, the Lease Assignments, any Collateral Assignment of Property Management Agreements, the Financing Statements, the Escrow Agreement, the Environmental Indemnity and all other agreements and understandings relating thereto or executed in connection with the making of the Mortgage Loans and the Loan Facility.

          "Loan Facility" shall mean the aggregate $110,000,000 first mortgage loan facility provided by Lender to Borrower comprised of Loan A, Loan B and Loan C pursuant to the terms of this Loan Agreement.

          "Lockout Period" shall mean the period from the date hereof through the first anniversary of the date hereof.

          "Major Casualty/Condemnation" shall mean any Casualty or Condemnation to a Mortgaged Property if as a result of such Casualty or Condemnation, in Lender's reasonable estimation, either (a) fifty percent (50%) or more (in the aggregate) of the total rentable square footage of such Mortgaged Property (exclusive of common areas and leasable square footage which is not then subject to a Lease) is rendered untenantable or (b) occupants that, immediately prior to such Casualty or Condemnation, generated fifty percent (50%) or more (in the aggregate) of the aggregate Rents generated by all occupants of such Mortgaged Property exercise their rights to cancel their Leases or are exercising their rights to abate their rent and such abatement is not covered by rent interruption/abatement insurance; in each case, such percentages to be estimated by Lender on or before and as of a date which is no later than thirty days (30) after any such Casualty or Condemnation.

          "Material Adverse Effect" shall mean any circumstance or event that (i) has or would reasonably be expected to have a material adverse effect upon the validity, priority, perfection or enforceability of the Loan Documents taken as a whole, or (ii) has or would have a material adverse effect on the prospect of timely payment of interest on and principal of the Mortgage Loans or the value of, or Lender's ability to have recourse as set forth in the Loan Documents against, the Mortgaged Properties taken as a whole.

          "Maturity Date" shall mean (i) with respect to Loan A, the Loan A Maturity Date, (ii) with respect to Loan B, the Loan B
Maturity Date, and (iii) with respect to Loan C, the Loan C
Maturity Date.

          "Monthly Report" shall have the meaning set forth in
Section 9.1(g).

          "Mortgaged Property" shall mean, collectively, the Land, the Buildings, the Fixtures, the Equipment and the Personalty with respect to a Property and, in the plural, collectively, the Land, the Buildings, the Fixtures, the Equipment and the Personalty with respect to all of the Properties.

          "Mortgage" shall mean, with respect to each Mortgaged Property, (i) the Deed of Trust, Security Agreement, Fixture Filing Statement, Assignment of Leases and Rents and Financing Statement or Deed to Secure Debt, Security Agreement, Fixture Filing Statement, Assignment of Leases and Rents and Financing Statement, or Mortgage, Security Agreement, Fixture Filing Statement, Assignment of Leases and Rents and Financing Statement, as the case may be, each as may be amended from time to time, including concurrently herewith, originally executed by AOF and confirmed herein or by amendment thereto by Borrower, in favor of Lender, pursuant to which Borrower has granted a first priority lien thereon as security for Loan A, and (ii) each Deed of Trust, Security Agreement, Fixture Filing Statement, Assignment of Leases and Rents and Financing Statement or Deed to Secure Debt, Security Agreement, Fixture Filing Statement, Assignment of Leases and Rents and Financing Statement, or Mortgage, Security Agreement, Fixture Filing Statement, Assignment of Leases and Rents and Financing Statement, as the case may be, each as may be amended from time to time, executed by Borrower in favor of Lender concurrently herewith, pursuant to which Borrower has granted a first priority lien thereon as security for Loan B and Loan C, respectively, and (iii) in the plural, all such documents.

          "Mortgage Loan" shall mean each loan made by Lender to Borrower identified on Schedule 1.1-B as the mortgage loan for each Mortgaged Property, in the amount specified on Schedule 1.1-B for such loan and, in the plural, all of the loans identified as mortgage loans on Schedule 1.1-B.

          "Mortgage Loan Balance" shall mean, as of any date of determination, the aggregate outstanding principal balance of all of the Mortgage Loans.

          "Mortgage Note" shall mean, (i) with respect to Loan A, each Amended and Restated Mortgage Note, (ii) with respect to each of Loan B and Loan C, the New Mortgage Note therefor, and
(iii) in the plural, all such promissory notes.

          "Net Operating Income" shall mean, with respect to a Mortgaged Property for the relevant calculation period, the Property Income for such calculation period minus the Normalized
Operating Expenses for such calculation period.

          "New Mortgage Note" shall mean a promissory note dated as of the date hereof executed by Borrower in favor of Lender, substantially in the form of Exhibit C-2 and C-3, respectively, evidencing the Mortgage Loans listed on Schedule 1.1-B under the caption "Loan B" and "Loan C", respectively.

          "Normalized Operating Expenses" shall mean, in respect of each Mortgaged Property for the relevant calculation period, the sum of all ordinary and customary expenses in the ordinary course of owning and operating such Mortgaged Property as an apartment project, accrued during such period including, without limitation, real estate taxes and other Impositions, accounting and audit expenses, insurance premiums and management fees (such fees to be the greater of 2.5% of Property Income or actual management fees), plus an annual $250/unit capital improvement reserve; excluding, however, debt service payments in respect of the Related Loan, income taxes of any Person, capital expenses and non-cash items such as depreciation.

          "Obligations" shall mean, collectively, all of the obligations of Borrower under the Loan Documents.

          "Partner's Certificate" shall mean a certificate duly executed on behalf of Borrower by Borrower's General Partner and addressed to Lender.

          "Partnership Agreement" shall mean the Agreement of Limited Partnership of Borrower, as amended, attached hereto as Exhibit D.

          "Payment Date" with respect to any Payment Period for any Mortgage Loan shall mean the Period Commencement Date which begins the following Payment Period or, in the case of the final
Payment Period for any Mortgage Loan, the Maturity Date.

          "Payment Period" shall mean each period commencing on (and including) a Period Commencement Date and ending on (but excluding) the next succeeding Period Commencement Date, or, in the case of the final Payment Period for any Mortgage Loan, the Maturity Date.

          "Period Commencement Date" shall mean, in the case of the initial Period Commencement Date, the date hereof, and thereafter until the Mortgage Loans are repaid in full, the first day of each calendar month (or, if any such day is not a Banking
Day, the following Banking Day).

          "Permits" shall mean any and all permits, licenses, operating authorizations, certificates, including certificates of occupancy or other similar instruments required for the occupation and use of a property in the applicable jurisdiction, variances, waivers, approvals or other authorizations of any kind issued or granted by any Governmental Authority which are required in connection with the management, maintenance and operation of the Mortgaged Properties.

          "Permitted Encumbrances" shall mean, collectively, the "Permitted Encumbrances" as defined in each of the Mortgages and, where the context so requires, the "Permitted Encumbrances" relating to a particular Mortgaged Property, and in each case shall include any Encumbrance created by any Loan Document.

          "Person" shall mean an individual, corporation, company, partnership, limited liability company, limited liability partnership, trust, joint stock company, joint venture, unincorporated association, government, Governmental Authority or other entity.

          "Personalty" shall mean, with respect to any Property, "Personalty," as defined in the Mortgages encumbering such Property and, where the context so requires, "Personalty" as defined in all of the Mortgages.

          "Plan" shall mean at any time an employee benefit plan which is subject to Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code or Section 302 of ERISA and (i) which is maintained for employees of Borrower or any ERISA Affiliate or in which any such employees participate or to which contributions are made or required to be made by Borrower or any ERISA Affiliate, or (ii) with respect to which Borrower or any ERISA Affiliate could be subjected to any liability under Title IV of ERISA (including without limitation
Section 4069 of ERISA) in the event that such plan has been or were to be terminated or in the event Borrower or any ERISA Affiliate has withdrawn or were to withdraw from such plan.

          "Prepaid Rent" shall mean any payment of Rents by a Tenant under a Lease prior to the due date therefor specified in such Lease.

          "Prepayment Date" shall have the meaning set forth in
Section 6(c)(i), and (b) with respect to any prepayment in connection with a Condemnation or Casualty.

          "Prepayment Premium" means, with respect to any Mortgage Note, a premium equal to the excess, if any, of the Discounted Prepayment Value of the Called Principal of such
Mortgage Note over such Called Principal.

          "Prime Rate" shall mean the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New
York City from time to time as its Prime Rate.

          "Prohibited Transfer" shall have the meaning set forth in Section 14 (a).

          "Properties" shall mean the apartment projects listed on Schedule 1.1-C as amended from time to time.

          "Property Income" shall mean, with respect to each Mortgaged Property, all Rents (including Prepaid Rent but only to the extent the same is applied to the applicable Tenant's obligations under its Lease) and other benefits now or hereafter received or collected by or on behalf of Borrower from the related premises or the related Equipment or under or in connection with the related Leases including, without limitation, all income received from tenants, transient guests, lessees, licensees and concessionaires and other persons occupying space at such Mortgaged Property and/or rendering services to such Mortgaged Property's Tenants; excluding, however, (i) Tenant security deposits; (ii) Insurance Proceeds; (iii) Condemnation Proceeds; and (iv) Prepaid Rents, except as set forth above.

          "Property Management Agreement" shall mean, with respect to any Mortgaged Property, any agreement for the management of such Mortgaged Property on behalf of Borrower and, in the plural, all such agreements with respect to the Mortgaged
Properties.

          "Property Manager" shall mean any other property manager engaged by Borrower to operate and manage one or more of the Mortgaged Properties and approved by Lender.

          "Property Valuation" shall mean, with respect to each of the Mortgaged Properties, a valuation of such Mortgaged Property by an independent MAI appraiser, satisfactory to Lender in its sole discretion, it being understood and agreed that such valuation shall be determined by applying a 9% capitalization rate to the Net Operating Income of such Mortgaged Property for the fiscal year ended December 31, 1997.

          "Reinvestment Yield" shall mean, with respect to the Called Principal of any Mortgage Note, the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the third Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Service (or such other display as may replace Page 678 on the Telerate Service) for actively traded U.S. Treasury securities having a maturity equal to the weighted average remaining life of the Called Principal being paid or prepaid as of such Settlement Date, or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the third Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15(519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the weighted average remaining life of the Called Principal being paid or prepaid as of such Settlement Date. Such implied yield shall be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between reported yields.

          "REIT" shall mean a real estate investment trust as defined in Section 856(a) of the Internal Revenue Code.

          "Related Loan" shall mean, with respect to any Mortgaged Property, (i) the Amended and Restated Mortgage Note with respect to such Mortgaged Property or (ii) that portion of each New Mortgage Note allocated to such Mortgaged Property on
Schedule 4.3(b)-1 and 4.3(b)-2, as the case may be, secured by the Mortgage encumbering such Mortgaged Property.

          "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Mortgage Note, all payments of such Called Principal and interest thereon (other than interest accrued to the Settlement Date) that would be due on or after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its expressed maturity date.

          "Rent Rolls" shall mean the rent rolls relating to each of the Mortgaged Properties.

          "Rents" shall mean, with respect to any Mortgaged
Property, "Rents" as defined in the Mortgages encumbering such Mortgaged Property and, where the context so requires, "Rents" as defined in all of the Mortgages.

          "Secured Charges" means, in the aggregate, all charges and claims with respect to all Mortgaged Properties that are secured by a lien of the type described in Section 10.2(a)(ii) or
(iii).

          "Settlement Date" shall mean, with respect to the Called Principal of any Mortgage Note, the date on which such Called Principal is to be prepaid in accordance with the terms of this Loan Agreement or is declared to be or becomes immediately due and payable following an Event of Default, as the context requires.

          "Successor Borrower" shall have the meaning set forth in Section 14(b).

          "Tax" shall mean any (i) tax, assessment, levy, impost, duty, license fee, registration fee, withholding, or other similar governmental charge, including, without limitation, income tax, franchise tax, transfer tax or fee, sales tax, excise tax, ad valorem tax, withholding tax, minimum tax and social security tax, and (ii) interest, penalty or addition to tax imposed on a Tax described in clause (i), in each case, imposed by any Governmental Authority.

          "Tax and Insurance Deposits" shall have the meaning set forth in Section 5.

          "Tenant" shall mean any Person which holds a possessory interest in any of the Mortgaged Properties under any of the Leases.

          "Title Company" shall mean, collectively, the title insurers insuring the Encumbrance of the Mortgages upon the Mortgaged Properties, and their respective successors and assigns.

          "Title Policies" shall mean the mortgagee title insurance policies (i) with respect to Loan A, described on Annex 3, and (ii) with respect to each of Loan B and Loan C, dated and issued on the date hereof, in each case as amended, endorsed and/or redated from time to time, including concurrently herewith, insuring Lender's interest as the holder of valid first liens on the Mortgaged Properties securing the Mortgage Loans.

          "Total Cost" shall mean, with respect to each Mortgaged
Property, the sum of the Acquisition Cost thereof, property renovation costs and reserves thereof, reserves for contingency and due diligence, and all closing and professional costs thereof.

          "Work" shall have the meaning set forth in Section
6(c)(ii).

          1.2  Principles of Interpretation.

          All references herein to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Loan Agreement unless otherwise specified. Unless otherwise specified, the words "hereof", "herein" and "hereunder" and words of similar import when used in this Loan Agreement shall refer to this Loan Agreement as a whole and not to any particular provision of this Loan Agreement. All references herein to any time period "before" a certain date are to the time period ending at 12:01 A.M. on such date. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Unless otherwise specified, all agreements or other instruments defined herein are deemed to include amendments, restatements, replacements, supplements or other modifications made to such agreements or instruments from time to time, except as prohibited by this Loan Agreement.

          Section 2.     Nonrecourse Obligations.

          2.1  Nonrecourse Obligations.

          Except as otherwise explicitly set forth herein, the Obligations of Borrower are intended to be non-recourse obligations of Borrower, and recourse may be had in respect of the Obligations only to the Collateral. No recourse in respect of such obligations may be had against Borrower's General Partner or any limited partner of Borrower, or any officers, directors, employees or agents of any of them solely by virtue of such Person being such a partner, shareholder, officer, director, employee or agent except for acts of fraud, misapplication or misappropriation of funds or willful misconduct, in which case recourse may be had to Borrower and to Borrower's General Partner and to their respective assets.

          Section 3.     Loan; Disbursement to Borrower.

          3.1  Loan.

          On the date hereof, Lender is amending the Loan
          Facility with respect to Loan A and making Loan B and Loan C to Borrower, subject to and upon all of the terms and conditions hereof. As of the date hereof, each of the Existing Notes is hereby amended and restated in accordance with the terms of this Agreement. Accordingly, on the date hereof, Lender will surrender each Existing Note held by Lender to Borrower and Borrower will deliver in exchange for each such Existing Note, without expense to Lender, an Amended and Restated Mortgage Note having a principal amount equal to the unpaid principal amount of such Existing Note. On the date hereof, Borrower shall pay to Lender (in immediately available funds to such account as Lender shall direct) all interest on the Existing Notes accrued to (but excluding) the date hereof. Borrower agrees and covenants to repay all Mortgage Loans and to observe and comply with all of the other terms and provisions of this Loan Agreement.

          3.2  Notes.

          The Mortgage Loans shall be evidenced by the Mortgage
          Notes. Each Mortgage Note shall be entitled to the benefits of the Loan Documents as provided therein.

          3.3  Term.

          The Mortgage Loans comprising Loan A shall mature and become due and payable on March 31, 2007 (or, if such day is not a Banking Day, the following Banking Day) (the "Loan A Maturity Date"). The Mortgage Loans comprising Loan C shall also mature and become due and payable on March 31, 2007 (or, if such day is not a Banking Day, the following Banking Day) (the "Loan C Maturity Date"). The Mortgage Loans comprising Loan B shall mature and become due and payable on June 30, 2016 (or, if such day is not a Banking Day, the following Banking Day) (the "Loan B Maturity Date").

          3.4  Use of Proceeds.

          Borrower represents and warrants that it used the proceeds of Loan A to finance or refinance the purchase of Properties. Borrower covenants that it shall use the proceeds of Loan B and Loan C to repay certain current outstanding indebtedness of the Borrower and to finance the working capital needs of the Borrower. None of the proceeds of the Loan Facility have been or will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          Section 4.     Payments of Principal and Interest; Lien
                         Releases.

          4.1  Principal Payments.

          Borrower shall repay any unpaid principal of any Mortgage Note on the Maturity Date for such Mortgage Note.

          4.2  Prepayments.

          (a) Borrower has the right to prepay the principal of one or all of Loan A, Loan B and Loan C in full (and not in part) on any Payment Date after the end of the Lockout Period, upon thirty (30) days' prior written notice to Lender, provided that Borrower shall also pay, together with the interest accrued and any other unpaid Obligations with respect to the Loan(s) to be prepaid then due and the principal to be prepaid, the Prepayment Premium with respect to such Loan(s). The calculation of the Prepayment Premium shall be made by Lender and shall, absent manifest error, be conclusive. Subject to paragraph (c) below, the Prepayment Premium for any prepayment hereunder, pursuant to Section 4.2(a), 4.2(d), 4.3(a), 4.3(b) or otherwise, shall in no event be less than one percent (1%) of the principal amount of the aggregate principal amount of the Loan(s) being prepaid. Any Prepayment Premium payable pursuant to this Loan Agreement shall constitute a portion of the Obligations.

          (b) In the event that one or more Mortgage Notes are prepaid (in whole or in part) from Insurance Proceeds or Condemnation Proceeds in accordance with Section 6 of this Loan Agreement, then no Prepayment Premium shall be due or payable with respect to such prepayment.

          (c) Notwithstanding the foregoing, each of Loan A, Loan B and Loan C may be prepaid in full (but not in part) without a Prepayment Premium on any Payment Date during the sixty (60) day period prior to the Maturity Date for such Loan.

          (d) Upon acceleration of any Mortgage Note in accordance with its terms and the terms of the Loan Agreement and the other Loan Documents, Borrower agrees to pay the Prepayment Premium described above in the amount that would be due if a voluntary payment were made on the date of such acceleration. A tender of payment of the amount necessary to pay and satisfy the entire unpaid principal balance of the Mortgage Notes or any portion thereof at any time after an Event of Default under this Loan Agreement or an acceleration by Lender of the indebtedness evidenced hereby, whether such payment is tendered voluntarily, during or after foreclosure of the Mortgage, or pursuant to realization upon other security, shall constitute a purposeful evasion of the prepayment terms of this Loan Agreement, shall be deemed to be a voluntary prepayment hereof, and Borrower shall be required to pay the Prepayment Premium as described above.

          4.3  Lien Releases.

          (a) (i) Except as set forth in this Section 4.3, no payment or prepayment of principal on the Mortgage Loans shall cause, give rise to a right to require or otherwise result in the release of the Mortgages encumbering the Mortgaged Properties.

          (ii) Borrower may obtain the release of the Mortgages on all of the Mortgaged Properties and the release of the Encumbrances on the other Collateral under the Loan Documents, in each case only to the extent securing the Loan(s) then being repaid, in the case of a prepayment in full of the entire outstanding principal amount of Loan A, Loan B and/or Loan C pursuant either to Section 4.2(a) or on the Maturity Date for such Loan(s), upon payment in full also of all interest accrued under such Loan(s) and all other unpaid Obligations with respect to such Loan(s) under the Loan Documents (including under Section 4.2(a), if applicable).

          (iii) During the Lockout Period, the Borrower shall have the right to obtain the release of all Mortgages on any Mortgaged Property, and the release of the Encumbrances on the other Collateral under the Loan Documents with respect to such Mortgaged Property, provided that all of the following conditions shall have been satisfied (in the sole discretion of the Lender) effective as of the date of such release: (a) the Mortgaged Property to be released shall be located in the State of Texas; (b) the Borrower shall have provided substitute Collateral for the Loans substantially similar to such released Mortgaged Property satisfactory to the Lender (in its sole discretion), (c) no Default or Event of Default shall exist under this Loan Agreement or any other Loan Document (both before and immediately after giving effect to such release and substitution), (d) the Borrower shall have executed and delivered such documentation containing such terms and conditions as the Lender shall require to give effect to such substitution, the inclusion of such substituted Collateral as "Property", "Mortgaged Property" and "Collateral" hereunder and under the other Loan Documents (including, without limitation, the Environmental Indemnity) and the granting of valid and enforceable first priority liens and security interests with respect thereto, (e) the Borrower shall have delivered or caused to be delivered such legal opinions with respect to such substitution, the Loan Documents and the documentation and matters referred to in clause (d) as the Lender shall request (in its sole discretion), (f) all of the conditions set forth in Section 7(i) of this Loan Agreement shall be satisfied (treating such substitute Collateral as "Mortgaged Property" hereunder) on and as of the effective date of such release and substitution (except that the Debt Service Coverage Ratio referred to in Section 7(i)(v) shall be 1.35:1 for such substitute Collateral, and not 1.25:1);
     (g) all of the conditions set forth in Sections 7(a), (c),
     (d), (g) and (h) of this Loan Agreement shall be satisfied (treating such substitute Collateral as "Mortgaged Property" hereunder) on and as of the effective date of such release and substitution; (h) the Borrower shall have paid to the Lender a substitution fee in the amount of 1% of the amount of the outstanding principal amount of the Loans to be secured by the substitute Collateral, and (i) the Borrower shall have paid to the Lender all of the Lender's costs and expenses, including reasonable attorneys' fees and expenses, in connection with such release and substitution of Collateral.

          (b) After the end of the Lockout Period, Borrower may obtain the release of all Mortgages on any individual Mortgaged Property and the release of all Encumbrances of the Loan Documents on the other Collateral relating to such Mortgaged Property under the Loan Documents by making a prepayment of (i) with respect to the Mortgage Notes comprising Loan A, the principal amount of the Mortgage Note with respect to such Mortgaged Property, and (ii) with respect to the respective Mortgage Note evidencing Loan B or Loan C, the portion of the principal amount of such Mortgage Note allocated to such Mortgaged Property on Schedule 4.3(b)-1 or 4.3(b)-2, as the case may be, and in each case together with the Prepayment Premium and all other amounts specified in Section 4.2(a) and in accordance with the requirements of that Section. If, with respect to any Mortgaged Property as to which a Major Casualty/Condemnation has occurred, Lender elects to apply Condemnation Proceeds or Insurance Proceeds to prepay the Related Loan pursuant to
     Section 6(b)(i), and such Condemnation Proceeds or Insurance Proceeds are sufficient (or if insufficient, together with other sums made available by Borrower on account of such prepayment) to prepay all amounts that would be required to be paid in order for Borrower to obtain a release of such Mortgaged Property under this Section 4.3(b), then following such application Borrower shall be entitled to obtain a release of the Mortgage on such Mortgaged Property as provided in this Section 4.3(b).

          (c) Concurrently with the release of any Mortgages pursuant to this Section 4.3, Lender, upon the written request and at the expense of Borrower, will execute and deliver (i) at Borrower's election, either a satisfaction or an assignment of the related Mortgages, subject to applicable law, without any representation or warranty by or recourse to Lender, and the other Loan Documents relating to the Mortgaged Property and the other Collateral being released, (ii) UCC-3 termination statements, and (iii) such other documents as Borrower may reasonably request, each in customary form and as may be mutually agreed upon by Borrower and Lender, and Lender shall simultaneously return the duplicate originals of such Mortgages and the originals of the related Mortgage Notes to Borrower. Borrower shall pay or reimburse on demand, concurrently or following such release, all reasonable costs and expenses incurred by Lender pursuant to Sections 4.2 and 4.3 in connection with such release.

          (d) Notwithstanding the release of any Mortgages and the other Loan Documents with respect to any Mortgaged Property pursuant to this Section 4.3, the Environmental Indemnity shall continue to apply to such Mortgaged Property to the extent specified therein (but shall not constitute a continuing lien on such Mortgaged Property).

          4.4  Interest Payments.

          Subject to the provisions of Section 4.6, Borrower shall pay on or prior to each Payment Date interest on each of the Mortgage Loans for the applicable Payment Period, at a rate equal to the Interest Rate for each such Mortgage Loan for such Payment Period, on the outstanding principal balance of each such Mortgage Loan, from (and including) the date hereof to (but not including) the Maturity Date of such Mortgage Loan.
          4.5  Default Rate; Post-Maturity Interest.
          If Borrower shall fail to make any payment of principal of or interest on a Mortgage Loan, or any other amount owed under the Loan Documents, due on a scheduled due date, by acceleration or otherwise, and shall not have rendered such payment within five days (5) following such due date, Borrower shall pay interest at the Default Rate upon demand from time to time, to the extent permitted by applicable law, on such defaulted amount from the scheduled due date to the date of payment. Payment or acceptance of the increased interest rate provided for in this subsection is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or an amendment to this Loan Agreement or otherwise prejudice or limit any rights or remedies of Lender hereunder.

          4.6  Computations.

          Interest payable hereunder on any Mortgage Loan shall be computed on the basis of a 360-day year of twelve 30-day months.

          4.7  Method of Payments.

          Each payment by Borrower hereunder or under any Mortgage Note shall be made by one certified or other check or one wire transfer to Lender, in funds immediately available in New York City, by 2:00 P.M., New York City time, on the date such payment is due to Lender, by deposit to the account set forth below Borrower's name on the signature page hereof, or to such other account in the continental U.S. as Lender may have last designated by written notice to Borrower.

          Section 5.     Deposits for Taxes and Insurance
                         Premiums and Capital.

          In order to assure the payment of Taxes and premiums payable with respect to all Insurance Policies ("Insurance
Premiums") as and when the same shall become due and payable:

          (a) Borrower shall, upon Lender's election, deposit with Lender or its designated representative on the first Banking Day of each and every month, an amount equal to one-twelfth (1/12) of the Taxes and Insurance Premiums to become due upon each Mortgaged Property between one (1) and thirteen (13) months after the date of such deposit. The amounts of such deposits (collectively referred to herein as "Tax and Insurance Deposits") shall be based upon Lender's reasonable estimate as to the amount of Taxes and Insurance Premiums. To the extent that current bills for Taxes are not yet available, the amount deposited hereunder shall not exceed 103% of the amount of the prior year's taxes.
     Borrower shall promptly upon the demand of Lender make additional Tax and Insurance Deposits as Lender may from time to time reasonably require due to: (i) failure of Lender to require or failure of Borrower to make Tax and Insurance Deposits in previous months, (ii) underestimation of the amounts of Taxes and/or Insurance Premiums, (iii) the particular due dates and amounts of Taxes and/or Insurance Premiums or (iv) insufficiency of the Tax and Insurance Deposits. All Tax and Insurance Deposits shall be held by Lender in an interest-bearing account for the benefit of Borrower.

          (b) Lender shall, out of the Tax and Insurance Deposits, upon the presentation to Lender by Borrower of the bills therefor, pay the Taxes and Insurance Premiums or, if Borrower, in Borrower's sole discretion, pays such Taxes and Insurance Premiums from Borrower's own funds other than those funds held in escrow by Lender pursuant to this
     Section 5, upon the presentation of receipted bills therefor, reimburse Borrower for such payments made by Borrower. If the total Tax and Insurance Deposits on hand shall not be sufficient to pay all of the Taxes and Insurance Premiums when the same shall become due, then Borrower shall pay to Lender on demand the amount necessary to make up the deficiency.

          (c) Any excess amounts of Tax and Insurance Deposits during any year shall be retained by Lender and applied to pay Taxes and Insurance Premiums in the next calendar year and credited to reduce the Tax and Insurance Deposits due by Borrower during such calendar year, and all excess amounts remaining when the Obligations have been paid and discharged in full shall be returned to Borrower.

          (d) Upon an Event of Default, Lender may, at its option without being required so to do, apply any Tax and Insurance Deposits on hand to any of the Obligations, in such order and manner as Lender may elect. All Tax and Insurance Deposits are hereby pledged as additional security for the Obligations, and shall be held by Lender irrevocably to be applied for the purposes for which made as herein provided, and shall not be subject to the direction or control of Borrower.

          (e) Notwithstanding anything herein contained to the contrary, Lender shall not be liable for any failure to apply the Tax and Insurance Deposits unless Borrower, while no default exists hereunder, shall have requested Lender in writing to make application of such Tax and Insurance Deposits on hand to the payment of the Taxes or Insurance Premiums, for the payment of which such Tax and Insurance Deposits were made, accompanied by the bills therefor.

          (f) No provision of this Loan Agreement shall be construed as creating in any party other than Borrower and Lender any rights in and to the Tax and Insurance Deposits or any rights to have the Tax and Insurance Deposits applied to payment of Taxes and Premiums. Lender shall have no obligation or duty to any third party to collect Tax and Insurance Deposits.

          (g) Notwithstanding the foregoing, Borrower will not be obligated to deposit any Insurance Premiums with Lender so long as no default exists under this Loan Agreement or any of the other Loan Documents, and Borrower will not be obligated to deposit any Taxes with Lender so long as (i) no default exists under this Loan Agreement or any of the other Loan Documents, (ii) the Loan Facility has not been assigned to another entity other than Lender and (iii) Borrower maintains an aggregate Debt Service Coverage Ratio with respect to all of the Mortgaged Properties of at least 1.25:1.

          Section 6.     Condemnation and Casualty.

          (a) Borrower shall give prompt written notice to Lender of any Casualty or Condemnation, whether commenced or threatened, affecting all or any portion of any Mortgaged Property. All Insurance Proceeds and Condemnation Proceeds shall be payable to Lender, and Borrower hereby authorizes and directs any affected insurance company, Governmental Authority or other Person to make payment of such Insurance Proceeds or Condemnation Proceeds directly to Lender, and all Insurance Proceeds and all Condemnation Proceeds shall be applied and disbursed in accordance with the provisions of this Section 6; provided, however, that in the case of any Casualty or Condemnation relating to a Mortgaged Property as to which the total Condemnation Proceeds or Insurance Proceeds are less than $250,000, such Proceeds shall be paid directly to Borrower, and Sections 6(b) and 6(c) below shall not apply, except that Borrower shall comply with the standards in Section 6(c) (ii) (A) through
     (G) below in respect of any Work undertaken.

          (b) With respect to any Insurance Proceeds or Condemnation Proceeds relating to a Mortgaged Property that are received in respect of a Major Casualty/Condemnation, Lender shall have the option, in its sole discretion, to:

               (i) upon notice to Borrower, apply all or part of such Insurance Proceeds or Condemnation Proceeds to the prepayment of the Related Loan in full or in part in accordance with Section 4.2 on the next Payment Date occurring after receipt of such Insurance Proceeds or Condemnation Proceeds (such Payment Date, the "Prepayment Date" with respect to such prepayment); or

               (ii) upon notice to Borrower, permit Borrower to elect under paragraph (c) below to apply the Insurance Proceeds or Condemnation Proceeds to the restoration of the Mortgaged Property or to apply the Insurance Proceeds or the Condemnation Proceeds to the prepayment of the Related Loan in accordance with the provisions contained in Section 4.2.

          (c) With respect to any Insurance Proceeds or Condemnation Proceeds relating to a Mortgaged Property (x) that are received in respect of a Casualty or Condemnation that is not a Major Casualty/Condemnation or (y) with respect to which Lender has permitted Borrower to exercise the option described in Section 6 (b) (ii) above, Borrower shall have the option to:

               (i) apply such Insurance Proceeds or Condemnation Proceeds to the prepayment of the Related Loan in full or in part in accordance with Section 4.2 on the first Payment Date occurring after the expiration of forty-five
          (45) days from the receipt of such Insurance
          Proceeds or Condemnation Proceeds (such Payment Date, the "Prepayment Date" with respect to such prepayment), in an amount not less than the amount of Insurance Proceeds or Condemnation Proceeds received by Borrower; or

               (ii) upon notice to Lender no later than forty-five
          (45) days after receipt of such Insurance Proceeds or Condemnation Proceeds, elect irrevocably to apply such proceeds to the restoration of the related Mortgaged Property, in which event Borrower shall comply with the following conditions in connection with the performance of all of such restoration
          (hereinafter, "Work"):

                    (A)  no Work shall be undertaken until
               Borrower shall have procured and paid for, so far as the same may be required from time to time, all permits and consents of all Governmental
               Authorities having jurisdiction;

                    (B)  any Work done pursuant to this Section 6
               (c) (ii) shall be conducted under the supervision of a licensed architect and/or engineer selected by Borrower and approved by Lender, and no such Work shall be done except in accordance with plans and specifications and cost estimates prepared and approved in writing by (x) Borrower's architect and/or engineer, and (y) if the cost of such Work exceeds the lesser of twenty-five percent (25%) of the outstanding principal balance of the Related Loan for such Mortgaged Property and $1,000,000, also approved by Lender (provided that Lender shall not unreasonably withhold or delay such approval). Prior to the commencement of any Work and promptly thereafter, Borrower shall deliver to Lender copies of all plans and specifications, cost estimates relating to any such Work and any changes thereto regardless of the cost to be incurred in connection therewith;

                    (C) any Work shall be commenced promptly and in any event within one hundred sixty-five days
               (165) after receipt of the Insurance Proceeds or the Condemnation Proceeds (except insofar as commencement within such time is rendered impossible due to force majeure) and, once commenced, shall be prosecuted diligently to completion in a good and workmanlike manner and in compliance with all applicable permits and authorizations and with all other applicable Laws;

                    (D)  the Work shall be performed with the
               objective of restoring the Mortgaged Property to at least its value and general utility prior to the relevant Casualty or Condemnation (as determined by any MAI-licensed appraiser associated with a nationally recognized appraisal firm reasonably acceptable to Borrower, as selected by Lender);

                    (E)  any Work shall be completed free and
               clear of all Encumbrances, subject to the provisions of Section 10.2(a)(iii) hereof, and in accordance with the plans and specifications therefor;

                    (F) during the performance of any such Work, Borrower shall procure and maintain the Insurance
               Coverages required under Section l0.l (i) hereof;
               and

                    (G)  Borrower shall reimburse Lender for all
               reasonable fees and expenses incurred by Lender in connection with review of such Work, including but not limited to the reasonable fees and expenses of any architect selected by Lender to review the plans and specifications and to inspect the Work on behalf of Lender.

If Borrower fails to elect to restore the Mortgaged Property within the time period specified above for the making of such election, and provided the Insurance Proceeds or Condemnation Proceeds are sufficient to prepay the Related Loan in full, Borrower shall be deemed to have elected to prepay the Related Loan pursuant to Section 6(c)(i).

          (d) Lender shall disburse any Insurance Proceeds or Condemnation Proceeds to be used to restore the related Mortgaged Property pursuant to Section 6(c)(ii) above to or for the account of Borrower, upon request, in installments, to pay the costs and expenses associated with the restoration of such Mortgaged Property, as set forth below. Upon the payment of such costs and expenses, the balance of such Insurance Proceeds or Condemnation Proceeds, if any, shall be paid to Borrower.

               (i) Each request for payment shall be made on 10 days' prior notice to Lender and shall be accompanied by a certificate to be made by the supervising architect or engineer or by an officer of Borrower, stating that the sum requested is justly required to reimburse Borrower for payments by Borrower to, or is justly due to, the contractor, subcontractors, materialmen, laborers, engineers, architects or other Persons rendering services or materials for the Work (giving a brief description of such services and materials); and

               (ii) each request shall be accompanied by waivers of liens reasonably satisfactory to Lender covering that part of the Work for which payment or reimbursement is being requested, or by other evidence reasonably satisfactory to Lender that there has not been filed with respect to such Mortgaged Property any mechanics' or other lien or instrument for the retention of title in respect of any part of the Work not discharged of record or bonded to the reasonable satisfaction of Lender.

          (e) All Insurance Proceeds and Condemnation Proceeds received or held by or deposited with Lender shall be held in interest-bearing accounts and all interest accruing thereon shall be deemed part of such Insurance Proceeds or Condemnation Proceeds.

          (f) At any time when an Event of Default has occurred and is continuing, Lender shall have the right to settle, adjust or compromise any claim under any policy of insurance or in connection with a Condemnation subject to Borrower's consent. In all other cases, (i) Borrower may settle, adjust or compromise any such claim which is less than $100,000; and (ii) with respect to any claim in excess of $100,000, Lender and Borrower shall consult and cooperate with each other and each shall be entitled to participate in all meetings and negotiations with respect to the settlement of such claim.

          (g) Nothing in this Section 6 shall prevent Lender from applying at any time all or any part of any Insurance Proceeds or Condemnation Proceeds then held by Lender to the payment or prepayment of the Obligations following the acceleration of the obligations under Section 13.1.

          Section 7.     Conditions Precedent.

          The obligation of Lender to enter into this Loan Agreement and amend and restate the Existing Loans and make the new loans contemplated hereby is subject to the fulfillment by Borrower, to the satisfaction of Lender, or waiver by Lender, of the following conditions precedent on or prior to the date hereof:

          (a)  Representations and Warranties; Compliance with
     Conditions.  Lender shall have received a Partner's
     Certificate of Borrower, dated the date hereof, certifying that:

               (i)  The representations and warranties of
          Borrower contained in this Loan Agreement and the other
          Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of such date;

               (ii) No event has occurred and is continuing that constitutes or would constitute, by reason of the execution, delivery and performance of this Loan Agreement, the other Loan Documents, the grant of the Encumbrances on the Collateral contemplated by the Loan Documents, the making of the Mortgage Loans or the consummation of the other transactions contemplated by this Loan Agreement or the other Loan Documents, a Default or an Event of Default; and

               (iii)     Borrower is in compliance in all
          material respects with all terms and conditions set forth in this Loan Agreement and in each other Loan Document to be observed or performed on its part.
          (b) Delivery of Certain Agreements. Lender shall have received originals of the following agreements and instruments, in each case duly executed and delivered on behalf of Borrower:

               (i)  this Loan Agreement;

               (ii) the Mortgage Notes;

               (iii)     the Financing Statements;

               (iv) the Environmental Indemnity, with any appropriate amendments; and

               (v) the Escrow Agreement, with any appropriate amendments.

          (c)  Delivery of Loan Documents Related to the
Mortgaged Properties.

               (i) Mortgages and Lease Assignments. Lender shall have received from Borrower fully executed and acknowledged counterparts of (i) an amendment to each Existing Mortgage (an "Amendment of Mortgage") and to each existing Lease Assignment on the Mortgaged Properties with respect to Loan A and (ii) new Mortgages and new Lease Assignments on the Mortgaged Properties with respect to Loan B and Loan C, in each case together with evidence that counterparts of each such amendment, Mortgage and Lease Assignment have been delivered to the Title Company for recording, so as to effectively continue or create upon such recording, as the case may be, (A) in the case of the Mortgages, valid and enforceable first priority Mortgages on each Mortgaged Property, subject only to Permitted Encumbrances, and (B) in the case of the Lease Assignments, valid and enforceable first priority assignments of the Leases and Rents on each Mortgaged Property, in each case in favor of Lender (or such other trustee as may be required or desired under local law).

               (ii) Title Insurance. Lender shall have received new or redated ALTA loan policies (or other loan policies reasonably acceptable to Lender) of title insurance relating to each Mortgage issued by the Title Company dated, endorsed and/or redated as of the date hereof, providing Lender with title insurance in respect of the Mortgages encumbering the Mortgaged Properties in an amount not less than 100% of the aggregate Acquisition Costs of the Mortgaged Properties covered by each such title policy (or such lesser amount as Lender shall approve for title policies subject to a first loss and tie-in endorsement where such endorsements are available), including such affirmative coverages and endorsements as Lender shall reasonably require. Lender shall receive copies of all title exceptions. The policies shall be substantially consistent with the title insurance commitments agreed to by Lender's representatives, Lender and the title insurers in preparation for the execution hereof. Each such policy shall insure Lender that each such Mortgage creates a valid and enforceable first priority Mortgage on the Mortgaged Property or Mortgaged Properties encumbered thereby, free and clear of all exceptions from coverage other than Permitted Encumbrances and exclusions from coverage (as modified by the terms of any endorsements or other affirmative insurance), and name Lender and its successors and assigns as the insured party thereunder. Lender also shall have received evidence that all premiums in respect of such policies have been paid. Additionally, Lender shall have received evidence that a reinsurance plan, including, without limitation, direct access endorsements reasonably acceptable to Lender, is in place. With respect to each existing Title Policy for an Existing Mortgage on Mortgaged Property located in the State of Texas, Lender shall also have received a so-called "P-9b(3) endorsement" to each such Title Policy, in form and substance acceptable to Lender, stating that the Title Company will not claim that coverage under such Title Policy has terminated or that has been reduced solely by reason of the execution, delivery or recordation or otherwise of this Loan Agreement or any other Loan Document and maintaining the Title Company's liability for the period of limitation applicable to the Obligations secured by the lien of the Mortgage insured by such Title Policy calculated from the renewed and extended maturity date of such Obligations as provided herein.

               (iii) Surveys. Lender shall have received a current survey of each Mortgaged Property, certified to the Title Company and Lender and its successors and assigns, in form and content reasonably satisfactory to Lender and prepared by a professional and properly licensed land surveyor reasonably satisfactory to Lender in accordance with the minimum standard detail requirements for A.L.T.A./A.C.S.M. Land Title Surveys 1992, and meeting the accuracy requirements of an Urban Survey as defined therein, except that the accuracy and precision requirements shall be modified to meet the current minimum technical accuracy requirements of the State in which each such Mortgaged Property is located, and which shall include and accurately show the following: (A) the complete and correct legal description of the related Land as shown on the title insurance commitment or preliminary title report (NOTE:
          It must be possible to trace the legal description of the related Land on the survey by following the bearings and dimensions around the boundaries of the related Land); (B) the location of all recorded easements and of all unrecorded easements ascertainable by an inspection of the related Land, which benefit or burden the related Land (NOTE: All recorded easements are to be identified by a document recording number or by book and page numbers of recording); (C) all areas affected by any recorded restrictions or access limitations (NOTE: All such areas are to be identified by a document recording number or by book and page numbers of recording); (D) the location of all monuments designating corners and other boundaries of the related Land; (E) the point of commencement and point of beginning (located with reference to a specifically identifiable point) and the distances and bearings of all boundaries of the property and the location of all changes in bearing; (F) in the case of curved boundaries, complete curve data, including length of the arc, and the chord distance and bearing;
          (G) the location of all adjoining streets, roads, highways and alleys, with names, rights-of-way widths and distances from the related Land noted, and, if none adjoin the related Land, then the location of the nearest public street, road or highway and its distance from the related Land, together with the location of the private access easement thereto; (H) the location of public access to the related Land and of all entrance drives and curb-cuts; (I) the exact dimensions of any encroachments on the related Land and protrusions from the related Land; (J) a directional indicator showing North; (K) the street address of each improvement; (L) the zoning designation of the related Land; (M) the dimensions of the related Land; (N) the perimeter dimensions of each improvement and the location of each improvement as measured from the two
          (2) nearest property lines or other defined points and, depictions of any aboveground projections of buildings and other improvements beyond the ground level dimensions thereof; (0) the distance from the exterior face of any building to any applicable set-back line;
          (P) the number of stories of each structure; (Q) the location (and striping) of all paved parking areas and the number and dimension of parking spaces contained therein (including a breakdown as to the number of spaces for handicapped parking and the location of the spaces designated for handicapped parking); (R) the location of all curbing, walkways, sidewalks, driveways, and improvements such as swimming pools, tennis courts and the like; (S) interior lot lines, if any; (T) all applicable municipal or private building set-back lines; (U) the location of existing on-site and service lines for natural gas, telephone, electricity, water and sanitary and storm sewers, and their points of connection with the public system; (V) the area of the related Land, expressed in acreage and square feet; (W) the total net usable area of the related Land, exclusive of easements, roads and rights of way appurtenant to the related Land, and encroachments, if any, over any adjoining land; (X) the square foot area of each building; (Y all entrances and exits to and from each building; (Z) any portion of the Land which is located in a flood plain or in any other flood hazard, mudslide hazard or flood danger area as designated by applicable governmental authorities; (AA) the scale to which the survey has been prepared and a legend which defines all abbreviations used therein;
          (BB) all survey revision dates; and, (CC) a surveyor's certificate, in form satisfactory to Lender and Lender's counsel. Notwithstanding anything to the contrary contained in this Section 7(c)(iii), no such survey shall be required to identify dimensions, markings or items which are either underground or otherwise not visible from above ground unless such information is filed of record in the county in which the relevant Mortgaged Property is located.

               (iv) Insurance. Lender shall have received binders in respect of the insurance coverage required pursuant to Section 10.1 to be carried evidencing (A) the issuance of such policies, (B) the payment of all premiums payable for the existing policy period, but not in excess of one year, and (C) coverage which meets all of the requirements set forth in Section 10.1.

               (v) Environmental Assessments. Borrower shall deliver, with respect to each of the Mortgaged Properties, a Phase 1 environmental report acceptable to Lender and its counsel in their sole discretion. Each such report shall be prepared by an environmental engineering firm approved by Lender and will be addressed to both Borrower and Lender. If any such report states that there exists any hazardous material on or beneath, or stored at a Mortgaged Property (other than those materials generally accepted and used routinely in the maintenance of the Mortgaged Property) which may become a hazard to public health or violate any law or regulation requiring removal, containment or treatment, but such report is otherwise acceptable to Lender, Borrower will deliver a further environmental engineer's Phase 2 report, acceptable to Lender and its counsel in their sole discretion, describing the feasibility and estimating the cost of such remediation with respect to such Mortgaged Property. If such report and the proposed remediation program are acceptable to Lender in its sole discretion, such cost will be reserved by Borrower in an escrow account held by Lender as more specifically described in the Escrow Agreement. Upon satisfactory showing of timely completion by Borrower of the remediation recommended in such Phase 2 report in a timely fashion, the amounts reserved in such escrow will be released to Borrower. If Lender does not approve Borrower's proposed method or the cost of environmental remediation, then Lender will not be required to finance such Mortgaged Property and Borrower may seek financing for such Mortgaged Property elsewhere but will still be bound by the other terms of this Loan Agreement.

               (vi) Title and Deeds. Lender shall have received copies of all deeds transferring the Mortgaged
          Properties to Borrower in recordable form and such other evidence of Borrower's title to the Mortgaged
          Properties as Lender shall require.

               (vii) Engineering Reports. Lender shall have received final engineering reports prepared by the Building Engineers relating to each Mortgaged Property, which shall in each case be acceptable to Lender in its sole discretion.

               (viii) Certificates of Occupancy. Lender shall have received certificates of occupancy or like documents relating to each of the Mortgaged Properties.

               (ix) Additional Matters. Lender shall have received evidence reasonably satisfactory to Lender that (A) each of the Mortgaged Properties (a) complies with all Laws applicable to zoning and land use, it being agreed that letters with respect to each Mortgaged Property from the appropriate Governmental Authorities concerning such matters in a form acceptable to Lender, shall constitute satisfactory evidence thereof; (b) is an independent unit which does not rely on any drainage, sewer, access, parking, structural or other facilities located on any property not included in such Mortgaged Property or on public or utility easements for (i) the fulfillment of any zoning, building code or other requirement of any Governmental Authority having jurisdiction over such Mortgaged Property, (ii) structural support or (iii) the fulfillment of the requirements of any Lease or other agreement affecting such Mortgaged Property; (c) Borrower, directly or indirectly, has the right to use all amenities, easements, public or private utilities, parking, access routes or other items necessary or currently used for the operation of the Mortgaged Property owned by it; and (d) each of the Mortgaged Properties is (1) contiguous to or (2) benefits from an irrevocable easement permitting access from such Mortgaged Property to, a physically open, dedicated all-weather public street, and has all necessary Permits for ingress and egress, is adequately serviced by public water, sewer systems and utilities, is on a tax parcel separate and apart from any other property, and (B) no building or other improvement not located on the Mortgaged Properties relies on any part of any of the Mortgaged Properties to fulfill any zoning requirements, building code or other governmental or municipal requirement for structural support or to furnish to such building or improvement any essential building systems or utilities.

          (d) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has (and, in the case of Mortgages securing Mortgage Notes comprising Loan A, continues to have) valid and perfected first priority mortgages or other security interests, as the case may be, in the Collateral as of (i) in the case of Mortgages and the other Collateral securing Mortgage Notes comprising Loan A, the original date of each such Mortgage, and (ii) in the case of Mortgages and the other Collateral first created concurrently herewith, the date hereof; subject, in the case of the Mortgaged Properties, to applicable Permitted Encumbrances, and Lender shall have received reasonably satisfactory evidence thereof. Such actions shall include the execution by Borrower and delivery in form ready for filing of Financing Statements in all jurisdictions as may be necessary or desirable to perfect security interests in the Collateral and the delivery of evidence reasonably requested by Lender that all other filings, recordings and other actions Lender deems reasonably necessary or desirable to establish, preserve and perfect the encumbrances granted to Lender shall have been made.

          (e)  Delivery of Organizational Documents.

               (i) On or before the date hereof, Borrower shall have delivered or caused to be delivered to Lender the following:

               (A) (1) a copy of the Certificate of Limited Partnership of Borrower certified by the Secretary of State of Delaware, as amended through the date hereof;
          (2) a copy of the Partnership Agreement of Borrower, as amended through the date hereof; (3) a good standing certificate with respect to Borrower from the State of Delaware; (4) a certificate of authority to do business, or other evidence satisfactory to Lender, indicating that Borrower is authorized to do business in each state in which a Mortgaged Property is located and (5) a Partner's Certificate dated the date hereof certifying as to each of (1) through (4) above;

               (B) a signature and incumbency certificate of a duly authorized officer of Borrower's General Partner;
          and

               (C)  a consent and authorization of Borrower's
          General Partner.

               (ii) On or before the date hereof, Borrower's
          General Partner shall deliver or cause to be delivered to Lender the following:

               (A)  certified copies of the by-laws and
          certificate of incorporation of Borrower's General
          Partner;

               (B) certified copies of the Board Resolutions of Borrower's General Partner;

               (C) a signature and incumbency certificate of the duly authorized officer executing this Loan Agreement and the other Loan Documents on behalf of Borrower's
          General Partner;

               (D) a good standing certificate with respect to Borrower's General Partner; and

               (E) a certificate of authority to do business, or other evidence satisfactory to Lender, indicating that Borrower's General Partner is authorized to do business in the jurisdictions in which the Mortgaged Properties are located.

          (f) Opinions of Counsel. On the date hereof, Borrower shall have delivered or caused to be delivered the following opinions of counsel: (i) the opinion of counsel for Borrower as to the valid existence, due organization and good standing of Borrower and Borrower's General Partner, the due authorization and delivery by Borrower and Borrower's General Partner of the Loan Documents and the validity and enforceability of Borrower's Partnership Agreement; (ii) opinions of counsel for Borrower in each state in which any Mortgaged Property is located with respect to the legal, valid, binding and enforceable nature of the Loan Documents governed by the laws of such state and including an opinion that the Mortgage Loans do not violate the usury laws of such state; and (iii) the opinion of Borrower's New York counsel, with respect to the legal, valid, binding and enforceable nature of the Loan Documents governed by the laws of New York, in each case in form and substance reasonably satisfactory to Lender, dated as of the date hereof and addressing such additional matters as Lender may reasonably request and addressed to Lender and its successors and assigns.

          (g) Completion of Proceedings. All proceedings taken or to be taken in connection with the transactions contemplated by this Loan Agreement, the other Loan Documents, and all documents incidental thereto shall have been completed in a manner satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request, including, without limitation, evidence of any required approvals of insurance regulatory authorities.

          (h) Rent Rolls. Borrower shall have delivered to Lender the Rent Rolls described in Section 10.1(aa).

          (i)  Other Conditions.

               (i) The aggregate outstanding principal under the Loan Facility immediately after the making of the Loans on the date hereof shall not exceed 50% of the aggregate Total Costs of the Mortgaged Properties.

               (ii) The aggregate outstanding principal under the Loan Facility immediately after the making of the Loans on the date hereof shall not exceed 65% of (x) the aggregate Acquisition Costs of the Mortgaged Properties and (y) the Aggregate Property Valuation.

               (iii) The outstanding principal amount of each individual Related Loan shall not exceed (x) 75% of the Acquisition Cost of the Mortgaged Property securing such Related Loan or (y) 65% of the Property Valuation of the Mortgaged Property securing such Related Loan.

               (iv) The portion of the Loan Facility allocable to each Mortgaged Property shall not exceed $25,000 per apartment unit, unless approved specifically by Lender.

               (v) The Debt Service Coverage Ratio on the date hereof for each Mortgaged Property shall be equal to or greater than 1.25:1, provided, however, that if the Debt Service Coverage Ratio on a Mortgaged Property is less than 1.25:1, and all other closing conditions in this Section 7 have been satisfied as of the date hereof, then Lender shall nonetheless make the Related Loan but the amount of Net Operating Income lacking for such Mortgaged Property to achieve a Debt Service Coverage Ratio of 1.25:1 on an annual basis will be escrowed in an interest-bearing account as more particularly described in the Escrow Agreement until such Mortgaged Property achieves this ratio continuously for six months, at the conclusion of which the funds in such escrow will be released to Borrower.

               (vi) Each of the Mortgaged Properties shall be separately metered for gas and electricity.

               (vii)     None of the Mortgaged Properties may be
          pre-1975 construction.

               (viii) Each of the Mortgaged Properties will be located in one of the metropolitan areas listed on Exhibit E attached hereto, unless otherwise specifically approved by Lender.

               (ix) Lender shall have performed a site inspection satisfactory to Lender in its sole discretion on each Mortgaged Property being financed.

               (x) An appraisal shall have been performed by an independent qualified third-party appraiser conforming to the regulations promulgated pursuant to the Financial Institutions, Reform, Recovery and Enhancement Act of 1989, as amended. Such appraisal shall show, with respect to each Mortgaged Property, the value of such Mortgaged Property "As Is", "As Renovated" and "As Stabilized".

               (xi) Lender shall have received such other documents, materials, opinions and information as Lender may reasonably request.

          Section 8.     Representations and Warranties of
                         Borrower.

          Borrower hereby represents and warrants to Lender with respect to itself and to each of the Mortgaged Properties owned by it and its obligations under this Loan Agreement and the other Loan Documents (which representations and warranties shall survive authentication and delivery of the Mortgage Notes and their repayment and which shall be determined to be true as of the date hereof) that:

          (a)  Organization.

               (i)  Borrower has been duly organized and is
          validly existing and in good standing as a limited partnership under the laws of the State of Delaware, with requisite partnership power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, and with the execution, delivery and performance of this Loan Agreement and the other Loan Documents. Borrower possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own each Mortgaged Property and to transact the businesses in which it is now engaged.
          The sole business of Borrower is the ownership, management and operation of the Mortgaged Properties and other multi-family apartment projects similar to the Mortgaged Properties. Borrower's Partnership Agreement has been duly executed, delivered and, to the extent required by applicable law filed, is in full force and effect in accordance with its terms and has not been modified or amended from the form reflected in Exhibit D hereto.

               (ii) Borrower's General Partner has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Maryland, with requisite corporate power and authority to operate each Mortgaged Property and to transact the businesses in which it is now engaged, including, without limitation, to be the general partner in Borrower. Borrower's General Partner is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations, and the execution, delivery and (to the extent applicable to it) performance of this Loan Agreement and the other Loan Documents. Borrower's General Partner possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to operate the Mortgaged Properties on behalf of Borrower and to transact the businesses in which it is now engaged, and the sole business of Borrower's General Partner is to be the sole general partner in Borrower. Borrower's General Partner's certificate of incorporation and by-laws, together with any amendments thereto, have been duly executed, delivered and, to the extent required by applicable law filed, and are in full force and effect in accordance with their terms and have not been modified or amended from the form reflected in Exhibit F hereto.

               (iii) Borrower is a single-purpose limited partnership, the sole business of which is to own, operate, lease and finance the Mortgaged Properties and other multi-family apartment projects similar to the Mortgaged Properties. The sole general partner of Borrower is Borrower's General Partner. Borrower's General Partner is the owner and holder of a 1% general partner interest and a 0.24% limited partner interest in Borrower. WDN Properties, Inc. is the owner and holder of a 24.08% limited partnership interest in Borrower. Walden Residential Operating Partnership, L.P. is the owner and holder of a 13.95% limited partnership interest in Borrower. The remaining 60.73% of the limited partnership interests in Borrower are owned and held by private investors none of which is an Affiliate of Borrower.

          (b) Authorization; Binding Obligation. Each of Borrower and Borrower's General Partner has taken all necessary corporate or partnership action, as the case may be, to authorize the execution, delivery and performance of this Loan Agreement and the other Loan Documents. This Loan Agreement and the other Loan Documents have been duly executed and delivered by or on behalf of Borrower and Borrower's General Partner, as applicable, and constitute legal, valid and binding obligations of Borrower and Borrower's General Partner, as applicable, enforceable against such parties in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (c) No Conflicts. The execution, delivery and performance by Borrower and Borrower's General Partner of the Loan Documents will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower or Borrower's General Partner, as applicable, pursuant to the terms of any indenture, mortgage, deed of trust, deed to secure debt, loan agreement, partnership agreement or other agreement or instrument to which Borrower or Borrower's General Partner, as applicable, is a party or by which any of such parties is or are bound or to which any of its or their property or assets is subject, nor will such action result in any material violation of the provisions of any charter, by-law, stockholder's agreement, partnership agreement, certificate or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or over Borrower's General Partner or any of its or their properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower or by Borrower's General Partner of the Loan Documents, has been obtained and is in full force and effect.

          (d) No Litigation. Borrower has not received any notice of any actions, suits, proceedings at law or in equity by or before any Governmental Authority or other agency, arbitrations or investigations now pending or threatened against or affecting Borrower or Borrower's General Partner or any of the Mortgaged Properties, which, individually or in the aggregate, if determined against Borrower or any of the Mortgaged Properties, might materially and adversely affect the condition (financial or otherwise) or business of Borrower or the condition, operations or ownership of any of the Mortgaged Properties or which would draw into question the validity of this Loan Agreement or any of the Loan Documents or which would be likely to impair materially the ability of Borrower or Borrower's General Partner to perform their obligations under the terms of this Loan Agreement or the other Loan Documents.

          (e) Agreements. Except for Permitted Encumbrances, Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or any of the Mortgaged Properties, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party or by which Borrower or any of the Mortgaged Properties are bound.

          (f) Title. As of the date hereof, Borrower is the sole owner of and has good and indefeasible title in fee to the real property comprising part of each Mortgaged Property and good title to the balance of each such Mortgaged Property, in each case, after giving effect to the transactions contemplated by the Loan Documents, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. Each of the Mortgages have been properly recorded in the appropriate public records, together with any Financing Statements required to be filed in connection therewith, and create (i) valid and perfected, first priority Liens on each Mortgaged Property, subject only to Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents and (ii) perfected first priority security interests in and to, and perfected first priority assignments of all Personalty (including the Leases) which can be perfected by the filing of Financing Statements, all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Except for any Permitted Encumbrance, such other Liens as are permitted pursuant to the Loan Documents or any Lien which has been "insured around" or bonded to the satisfaction of Lender, after giving effect to the transactions contemplated by the Loan Documents, there are no Liens or claims for work, labor or materials affecting the Mortgaged Properties which are or may be prior to, or of equal priority with, the Liens created by the Loan Documents.

          (g) No Bankruptcy Filing. None of Borrower, Borrower's General Partner, Borrower's limited partners or any material Affiliate of any of them is contemplating or has pursued either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or any of the foregoing described entities. Neither Borrower nor Borrower's General Partner has had a receiver, conservator or liquidating agent or similar person appointed for all or a substantial portion of its assets, or given notice of insolvency or suspension of its operations to any Person or made an assignment for the benefit of its creditors or taken any other similar action for the protection or benefit of creditors.

          (h) Full and Accurate Disclosure. No statement of fact made by Borrower in this Loan Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not materially misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender (including, without limitation, facts that would have been disclosed in the reports described in Sections 7(c)(v) and 7(c)(vii), or by the inspection contemplated by Section 7(i)(ix), or by more recent surveys under Section 7(c)(iii), had Lender not waived the delivery of such reports and the conduct of such inspection as a condition to closing hereunder, in each case at Borrower's request) which materially and adversely affects, nor as far as Borrower can reasonably foresee, is likely to materially and adversely affect, any Mortgaged Property or the business, operations or condition (financial or otherwise) of Borrower.

          (i) Tax Filings; Impositions. Each of Borrower and Borrower's General Partner has filed all federal, state and local tax returns required to be filed and has paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by them. Each of Borrower and Borrower's General Partner believes that their respective tax returns, if any, properly reflect their respective income and taxes for the periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit. All past-due Impositions in respect of the Mortgaged Properties have been paid, together with all interest and penalties due in connection therewith.

          (j) Compliance. (i) Borrower and each Mortgaged Property and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower has duly obtained and is in compliance with all Permits necessary or required by applicable law or insurance standards for the conduct of its business or the use or occupancy of the Mortgaged Properties; all such Permits are valid and in full force and effect and have not been modified or qualified in a manner detrimental to the operation of each such Mortgaged Property. (ii) Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially and adversely affect the condition (financial or otherwise) or business of Borrower or any Mortgaged Property.

          (k) Use of Proceeds. All Mortgage Loans which have been disbursed to Borrower prior to the date hereof have been, and all Mortgage Loans disbursed to Borrower on the date hereof will be, used solely for the respective purposes set forth in Section 3.4.

          (1) Financial Information. All financial data, including, without limitation, the statements of cash flow and income and operating expenses, that have been delivered to Lender in respect of each Mortgaged Property (i) are true and correct in all material respects, (ii) accurately represent the financial condition of such Mortgaged Property as of the date of such reports in all material respects, and
     (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP consistently applied throughout the periods covered, except as disclosed therein. Except for the Permitted Encumbrances and the Loan Documents, as of the date of this Loan Agreement, and except as disclosed on
     Schedule 8(l), neither Borrower nor Borrower's General Partners has any material contingent liability, liability for taxes or other unusual forward commitment. Since December 31, 1997, there has been no material adverse change in the results of operations of the Mortgaged Properties. Neither Borrower nor Borrower's General Partner has incurred any obligation or liability, contingent or otherwise, which might materially and adversely affect their respective business operations or any Mortgaged Property, except for Permitted Encumbrances.

          (m) Condemnation. Borrower has no knowledge that any Condemnation has been commenced or is contemplated with respect to all or any portion of any Mortgaged Property or for the relocation of roadways providing access to any Mortgaged Property.

          (n) Debt. Neither Borrower nor Borrower's General Partner has incurred or is the obligor with respect to any Indebtedness other than the obligations under the Loan Documents, obligations of Borrower's General Partner to Borrower's limited partners which relate to Borrower's General Partner's capital contributions to the Partnership made pursuant to the Partnership Agreement, or obligations disclosed on Schedule 8(l).

          (o) Independent Units. (i) Except as set forth on the Title Policies, each of the Mortgaged Properties is an independent unit which does not rely on any drainage, sewer, access, parking, structural or other facilities located on any property not included in such property or on public or utility easements (a) to fulfill any zoning, building code or other requirement of any Governmental Authority that has jurisdiction over the Mortgaged Properties, (b) for structural support or (c) to fulfill the requirements of any Lease or other agreement affecting any such Mortgaged Property; (ii) Borrower directly or indirectly has the right to use all amenities, easements, public or private utilities, parking, access routes or other items necessary or currently used for the operation of each Mortgaged Property; (iii) all public utilities are installed and operating at each of the Mortgaged Properties and all such utilities are connected so as to serve such Mortgaged Property without passing over other property (except with respect to easements therefor benefiting the relevant Mortgaged Property); and (iv) either (a) each of the Mortgaged Properties is contiguous, or (b) Borrower has the benefit of an irrevocable easement permitting access from such property, to a physically open, dedicated all-weather public street, and has all necessary Permits for ingress and egress, has adequate service from public water, sewer systems, sanitary sewer, storm drainage and utilities. No building or other improvement not included in any Mortgaged Property relies on any part of such Mortgaged Property to fulfill any zoning, building code or other governmental or municipal requirement for structural support or the furnishing to such building or improvement of any essential building systems or utilities.

          (p) Not Foreign Person. Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code and Borrower agrees to execute any and all documents necessary or required by the Internal Revenue
     Service in connection with such declaration.

          (q) Separate Lots. Each Mortgaged Property is comprised of one (1) or more parcels which constitutes a separate tax lot or lots and does not constitute a portion of any other tax lot not part of such Mortgaged Property.

          (r) Assessments. Except for any assessments described in the Permitted Encumbrances, Borrower has no notice of any pending or proposed special or other assessments for public improvements or otherwise affecting any Mortgaged Property, nor are there any contemplated improvements to any Mortgaged Property that may result in such special or other assessments.

          (s) Enforceability. The Loan Documents executed by or otherwise binding upon Borrower are not subject to any presently existing right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

          (t) No Prior Assignment. As of the date hereof, (i) Lender is the sole assignee of Borrower's interests under the Leases, and (ii) there are no prior assignments of the Leases or any portion of the Property Income due and payable or to become due and payable which are presently outstanding.

          (u) Insurance. Borrower has obtained and delivered to Lender a true and complete copy of the Insurance Policies, and an original certificate thereof in form and substance satisfactory to Lender, reflecting the insurance coverages, amounts and other requirements set forth in Section 10.1(i) in respect of each Mortgaged Property.

          (v)  Flood Zone.  Except as otherwise shown on Schedule
     8.l annexed hereto, no Mortgaged Property is located in a flood hazard area as defined by the Federal Insurance
     Administration.

          (w) Physical Condition. Each Mortgaged Property is free of material structural defects, whether latent or otherwise, and all building systems contained therein, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components are in good working order in all material respects, subject to ordinary wear and tear.

          (x) Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of each Mortgaged Property to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, have been paid, and, under current Legal Requirements, the Mortgages are enforceable in accordance with their terms by Lender (or any subsequent holder thereof), subject to applicable bankruptcy, insolvency, and similar laws affecting the rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

          (y) Certain Conditions. Each of the conditions specified in Section 7(i)(i) through (viii) is satisfied as of the date hereof.

          (z)  Permitted Encumbrances.  The Permitted
     Encumbrances do not materially and adversely affect
     Borrower's ability to meet its payment obligations in respect of the Mortgage Loans or any other indebtedness of Borrower.

          (aa) [Intentionally omitted]

          (bb) Leases.

               (i) Borrower is the sole owner and holder of the landlord's interest under all of the Leases related to each Mortgaged Property. There are no assignments of the landlord's interest in any of the Leases or any portion of the Rents, additional rents, charges, issues or profits due and payable or to become due and payable thereunder which remain in effect on the date hereof, except in connection with the Loan Documents.

               (ii) With regard to each Mortgaged Property, each of the Tenants thereof occupies all or a portion of the respective Mortgaged Property pursuant to a Lease which is in full force and effect and other than those Leases in favor of Tenants presently in effect, the Mortgaged Property is not subject to any leases or other agreements granting any rights to use, occupy or possess the Mortgaged Property; other than those Tenants who are parties to those Leases presently in effect, no Person has any leasehold or possessory or occupancy right or interest in the Mortgaged Property; and each of the Tenants occupies and uses only that portion of the Mortgaged Property leased by it pursuant to the applicable Lease.

               (iii) All of the Leases are in full force and effect and will remain in full force and effect following the consummation of the transactions contemplated hereby and by the other Loan Documents. None of the Tenants are in monetary default under the Leases, except as disclosed on the Rent Rolls, and to Borrower's Knowledge, there are no material non-monetary defaults by the Tenants under the Leases. Borrower has complied with the terms of the Leases and is not in default in respect of any of its obligations under any of the Leases. Borrower has not received any notice of default from any of the Tenants, except as disclosed on the Rent Rolls.

               (iv) None of the Tenants or any other Person has any outstanding exercisable rights with respect to the purchase or sale of any Mortgaged Property including, without limitation, any purchase option, right of first offer or right of first refusal.

               (v) Except as disclosed in the Rent Rolls, none of the Tenants has been given any free rent or concessions or abatements relating to the payment of rent or additional rent which remain unexpired on the date hereof, nor have any of the Tenants been given any credit for or offset or claim against the obligation to pay any fixed rent or additional rent by reason of prepayment of rent or otherwise.

               (vi) Borrower has no actual knowledge of any circumstances or conditions affecting any of the Tenants' credit standing or with respect to any pending litigation or other legal proceedings involving such Tenants that could adversely affect the operation, income or value of any of the Mortgaged Properties.

               (vii)     All Rent Rolls delivered in connection
          with the execution and delivery hereof are true and complete in all material respects.

          (cc) No Encroachments. Except as disclosed on the surveys referred to in Section 7(c)(iii) and in the Title Policies, none of the Buildings located on any of the Mortgaged Properties encroaches upon the property of any other Person nor lies outside of the boundaries and building restriction lines of such Mortgaged Property and no Building located on any property adjoining any Mortgaged Property lies within the boundaries of or in any way encroaches upon such Mortgaged Property.

          (dd) Deeds of Trust. If any of the Mortgages are deeds of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with a trustee's sale after default by Borrower or in connection with the release of the Mortgaged Property or related security for the Mortgage Loan following payment of such Mortgage Loan in full.

          (ee) Investment Company Act. Borrower is not an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended from time to time.

          (ff) No Commissions. Neither Borrower nor any Affiliate or representative of Borrower has dealt with any finder, broker or other Person that may be entitled to, any commission or compensation in connection with the consummation of the transactions contemplated by this Loan Agreement and the Loan Documents, and Borrower agrees to indemnify and hold Lender harmless from any and all claims, liabilities or obligations with respect to any fees asserted by any Person.

          (gg) No Plans. Neither Borrower nor any ERISA Affiliate (i) currently maintains, contributes to or participates in any Plan, (ii) has agreed to or is obligated to maintain, contribute to or participate in any Plan or
     (iii) has at any time in the past maintained, contributed to or participated in any Plan with respect to which Borrower or any ERISA Affiliate may have any liability that has not been disclosed to Lender in writing.

          (hh) No Liability. No event has occurred, and no sale of any Mortgaged Property to Borrower was a transaction, in connection with which Borrower, directly or indirectly, could be subject to any material liability under Section 406, 409, 502(i) or 502(l) of ERISA or Section 4975 of the Internal Revenue Code, or under any agreement, instrument, statute, rule of law or regulation pursuant to or under which Borrower has agreed to indemnify or is required to indemnify any person against liability incurred under, or for a violation or failure to satisfy the requirements of such statutory provisions.

          (ii) No Plan Assets. Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, or a "plan" as defined in Section 4975(e)(1) of the Internal Revenue Code, subject to Section 4975 of the Internal Revenue Code, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such employee benefit plans or other plans within the meaning of 29 C.F.R. Section 2510.3-101.

          (jj) No Prohibited Transaction. Assuming that Lender is a bank and the source of funds to be used by Lender to make the Mortgage Loans hereunder is a "collective investment fund" as defined in Section IV(e) of Prohibited Transaction Class Exemption 91-38 and that Lender has disclosed to Borrower in writing the identity of each "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA and each "plan" (as defined in Section 4975 of the Internal Revenue Code) that is subject to Section 4975 of the Internal Revenue Code whose assets in such collective investment fund exceed or are expected to exceed 10% of the total assets of such collective investment fund as of the date hereof (for purposes of this paragraph (jj), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan), the execution and delivery of this Loan Agreement and the Loan Documents, the making of the Mortgage Loans and purchase of the Mortgage Notes hereunder and the use of the proceeds thereof by Borrower will not involve any transaction that is prohibited under
     Section 406(a) of ERISA or which is a "prohibited transaction" as defined in Section 4975 of the Internal Revenue Code, in either case for which a statutory or administrative exemption is not available.

          Section 9.     General Covenants of Borrower.

          Borrower hereby covenants and agrees with Lender as follows:

          9.1  Affirmative Covenants.

          (a) Existence. Borrower shall (i) keep in full force and effect its rights as a limited partnership under the laws of the State of Delaware, and (ii) obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to own and operate the Mortgaged Properties.

          (b) Extension of Partnership Term. If Borrower has not paid in full all of the Obligations prior to the date which is eighteen (18) months before the Maturity Date, Borrower shall extend the term of its existence until at least the second anniversary of the Maturity Date.

          (c) Governmental Authorizations. Borrower shall obtain and maintain in full force and effect, and abide by and satisfy the material terms and conditions of all material permits, licenses, registrations and other authorizations with or granted by any Governmental Authorities that may be required from time to time with respect to the performance of its Obligations under this Loan Agreement and the other Loan Documents. Borrower is duly licensed and qualified to do business, and will maintain such licenses and qualifications and its good standing, in each state where it owns any Mortgaged Properties if the laws of such state require such licensing or qualification in order to conduct business of the type conducted by Borrower.

          (d) Payment and Discharge of Liabilities. Borrower shall pay and discharge all of its material Liabilities as they become due and payable, including, without limitation, taxes, assessments and other governmental charges, levies or claims of any kind against it or on or with respect to any of its properties, as well as claims of any kind which, if unpaid, might become a lien upon any of its properties; provided, however, that Borrower shall not be required to pay or discharge any Liability covered by this paragraph (d) so long as (i) it shall contest the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto and (ii) such contest does not and would not (and if such contest were decided adversely to Borrower, such Liabilities would not) have a Material Adverse Effect.

          (e) Notices. Borrower shall, promptly upon obtaining knowledge thereof, give written notice to Lender of the occurrence of any event that (i) constitutes, or with the giving of notice or the lapse of time or both would constitute, an Event of Default or (ii) has or could reasonably be expected to have a Material Adverse Effect.

          (f)  [Intentionally Omitted]

          (g) Financial Statements. Borrower shall furnish to Lender, within 45 days after the close of each quarter of its fiscal year beginning with the quarter ending March 31, 1998, quarterly reports prepared in accordance with GAAP consistently applied (but including a reconciliation to a cash basis), including a balance sheet, an income and expense statement (itemized) and a cash flow statement, in each case certified in a Partner's Certificate of Borrower as being true, complete and accurate and as fairly presenting the financial condition of Borrower as at the close of such quarter and the results of its operations for such quarter. In addition, Borrower shall furnish to Lender, within 90 days of the end of its fiscal year, an annual certified financial statement prepared in accordance with GAAP consistently applied (but including a reconciliation to a cash basis), including a balance sheet, an income and expense statement (itemized), and a profit and loss statement. All financial statements to be supplied by Borrower shall be certified by an officer of Borrower; such financial statements shall not be required to be certified by an independent accountant or by a certified public accountant.

          (h)  [Intentionally Omitted]

          (i) Compliance with Other Agreements. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of the Loan Documents applicable to it.

          (j) Further Assurances. Borrower shall execute, acknowledge, record and/or file such further statements, documents, agreements, UCC financing and continuation statements and such other instruments and do such further acts as Lender from time to time may reasonably request as necessary, desirable or proper (i) to carry out more effectively the purposes and intent of this Loan Agreement and the other Loan Documents, (ii) to subject to the Encumbrance of the Mortgages or the other Loan Documents any property intended by the terms hereof or thereof to be subject thereto, including, without limitation, any renewals, additions, substitutions, replacements, betterments or appurtenances to any Mortgaged Property or the Collateral, (iii) to perfect or otherwise implement or assure any Encumbrance intended by the terms hereof or the Mortgages to be created thereby, (iv) to create and perfect security interests in favor of Lender in all Contracts related to the Mortgaged Properties to which Borrower is a party including, without limitation, Property Management Agreements and Permits of any type or (v) in order to exercise or enforce its rights under this Loan Agreement and the other Loan Documents. In addition, at the reasonable request of Lender, Borrower hereby agrees to execute and deliver amendments or modifications to any of the Loan Documents recommended by local counsel to Lender in any jurisdiction in which any Mortgaged Property is located in order to ensure the enforceability of such Loan Documents or to provide terms and remedies customarily included in similar documents in such jurisdiction.

          (k) Inspection Rights. Borrower shall enable representatives of Lender to examine its books and records, the books and records of any of its employees, agents and representatives and any of the Mortgaged Properties during normal business hours on forty eight hours' advance notice.

          (1) ERISA Plan Notification. Borrower shall notify Lender in writing within five Banking Days after Borrower or any ERISA Affiliate adopts, maintains, contributes to or begins to participate in any Plan, or agrees or becomes obligated to adopt, maintain, contribute to or participate in any Plan, of such fact, including the name of such Plan, the identity of the employers maintaining such Plan, and a summary of the obligations of the Borrower and/or such ERISA Affiliate, as the case may be, with respect to such Plan.

          (m) Certain Changes. Borrower will not (i) change its name, identity or corporate structure in any manner or (ii) change the location of its chief executive office or chief place of business, in each case unless it shall have given Lender prior notice thereof and delivered an opinion of counsel with respect thereto in accordance with Section 9.1(n) below.

          (n) Perfection Opinions. Not more than six months nor less than 30 days prior to (i) each anniversary of the date hereof during the term of this Agreement and (ii) each date on which Borrower proposes to take any action contemplated by Section 9.1(m) above, Borrower shall, at its sole cost and expense, cause to be delivered to Lender an opinion of counsel, in form and substance satisfactory to Lender, to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to perfect and protect the Liens in the Collateral created by the Loan Documents for a period, specified in such opinion, continuing until a date not earlier than eighteen months from the date of such opinion, against all creditors of and purchasers from Borrower have been filed in each filing office necessary for such purpose and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

          9.2  Negative Covenants.

          (a) Business. Borrower shall not (i) engage in any business or activity other than those relating to the ownership and operation of the Mortgaged Properties or other similar type properties or (ii) change its purpose as set forth in its Partnership Agreement on the date hereof.

          (b) Partnership Agreement. Except in connection with transfers permitted pursuant to Section 14, Borrower shall not modify or rescind any material provision of its Partnership Agreement (except for such amendments as may be necessary to admit new limited partners in accordance with the terms thereof) without Lender's prior written consent.

          (c) Transactions With Affiliates. Except as may be required by the Partnership Agreement, Borrower shall not enter into any transaction with any of its Affiliates except in the ordinary course of business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm's length transaction with a Person not an Affiliate.

          (d) Indebtedness. Neither Borrower nor Borrower's General Partner shall create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness other than (i) Indebtedness created by virtue of the Loan Documents; (ii) ordinary course trade payables incurred in connection with the ownership and operation of the Mortgaged Properties not to exceed amounts reasonable and customary for properties of the type, size and character of such Mortgaged Property in the area in which such Mortgaged Property is located; or (iii) Indebtedness existing as of the date hereof and disclosed on Schedule 8(l).

          (e) Consolidation, Merger; Purchase or Disposition of Assets. Except as expressly set forth below in Section 14, Borrower shall not (i) consolidate with or merge into or with any other partnership, corporation or entity, (ii) purchase or otherwise acquire all or substantially all of the assets or business (or all or substantially all the rights to the assets or business) of any Person (or of any division thereof) or any other material assets after the date hereof, or (iii) sell, transfer or assign all or substantially all its assets or business (or all or substantially all of the rights to its assets or business) as an entirety or in a series of related transactions.

          (f) Sale of Collateral. Except as expressly set forth below in Section 14, Borrower shall not, directly or indirectly, conditionally or absolutely, sell, transfer, convey, assign or otherwise dispose of, any of the Collateral (other than the Equipment and the Personalty) or any part thereof and except for transfers of Borrower's Partnership Interests permitted by its Agreement of Limited Partnership.

          (g) Encumbrances. Borrower shall not create, incur, assume or suffer to exist any Encumbrances on any Collateral, except Permitted Encumbrances, inchoate mechanics' liens and immaterial easements.

          (h) Transfers of Equity Ownership. Borrower shall not permit any general or limited partnership interest or other equity interest in it to be transferred to or held by any Person other than the Persons who hold such interests on the date hereof except as permitted by Borrower's Partnership Agreement or in Section 14.

          Section 10.    Property-Specific Covenants of Borrower.

          Borrower covenants and agrees with Lender with respect to each of the Mortgaged Properties as follows:

          10.1 Affirmative Covenants.

          (a) Payments of Interest and Principal. Borrower shall make (i) all payments of principal of and interest on all Mortgage Loans, and (ii) all other payments required to be made by Borrower under this Loan Agreement and under the other Loan Documents, in each case in accordance with the applicable provisions hereof and of the other Loan Documents.

          (b) Warranty and Defense of Title. Borrower shall warrant and defend (i) its title to the Mortgaged Properties and every part thereof, subject only to Encumbrances permitted pursuant to Section 10.2(a) (including Permitted Encumbrances), and (ii) the validity and first lien priority and security interest status of the Encumbrance of each Mortgage and Lease Assignment, as the case may be, subject only to Encumbrances permitted pursuant to Section 10.2(a) (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever, except to the extent such Persons are lawfully in occupancy of such Mortgaged Property pursuant to a Lease. Borrower shall reimburse Lender for any losses, reasonable costs, damages or reasonable expenses (including attorneys' fees and court costs) incurred by Lender in defending any claim by any Person of an interest in any Mortgaged Property, other than as permitted hereunder.

          (c) Qualified Property Manager. At any time that Borrower does not manage any Mortgaged Property itself, Borrower shall retain for such Mortgaged Property, at its expense, a qualified professional property manager that is, in Lender's reasonable judgment, qualified to act as such to operate and manage such Mortgaged Property and the Leases in respect thereof pursuant to the terms and conditions of a management agreement in form and substance satisfactory to Lender in its reasonable discretion. There are no Property Management Agreements in effect on the date hereof.
     Borrower shall assign to Lender each Property Management Agreement entered into by Borrower on or after the date hereof pursuant to a Collateral Assignment of Property Management Agreements, evidencing each related Property Manager's consent to the required provisions. In the event that Lender gives notice to Borrower that the agreements pursuant to which a property manager managing one or more of the Mortgaged Properties are not acceptable to Lender in its reasonable discretion, Borrower shall use reasonable efforts to either (x) cause such agreements to be modified so as to be reasonably acceptable to Lender, or (y) enter into new agreements, in substitution thereof, reasonably acceptable to Lender. Borrower shall (i) pay all sums required to be paid by it under each Property Management Agreement to which it is a party, if any, except to the extent such Borrower shall contest in good faith such payment, (ii) diligently perform and observe all of the terms, covenants and conditions of such Property Management Agreements on its part to be performed and observed to the end that all things shall be done which are necessary to keep unimpaired its rights under such Property Management Agreements, except to the extent Borrower shall contest in good faith such terms, covenants and conditions, (iii) diligently enforce its rights under such Property Management Agreements in a commercially reasonable manner so as to require full and faithful performance by the Property Managers of their obligations under such Property Management Agreements, (iv) promptly notify Lender of the giving of any notice to Borrower or one of the Property Managers of any respective material default in the performance or observance of any of the material terms, covenants or conditions of such Property Management Agreements and deliver to Lender a true copy of each such notice and (v) cause each Property Manager or any leasing agent to comply with the terms and conditions of this Loan Agreement and the other Loan Documents. Borrower shall not without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed, replace, renew, cancel, materially abridge or materially amend or modify any Property Management Agreement in any respect, eitherorally or in writing, and Borrower hereby assigns to Lender on the terms set forth in the Mortgages as further security for the payment of the Obligations and for the performance and observance of the terms, covenants and conditions of this Loan Agreement, all of its rights, privileges and prerogatives to replace, renew, cancel, abridge or materially modify any Property Management Agreement in any respect, and any such replacement, renewal, cancellation, abridgment or material modification of any such management agreements without the prior consent of Lender shall be void and of no force and effect; provided, however, that Borrower may, without the consent of Lender, extend or renew any such Property Management Agreements if such extension or renewal does not provide for a material diminution in the responsibilities or scope of services of the Property Manager thereunder or alter the terms of such Property Management Agreements in any material respect. If Borrower defaults in the performance or observance of any material term, covenant or condition of such Property Management Agreements to which it is a party on the part of Borrower to be performed or observed, then, if such default is not remedied by Borrower within 30 days after Borrower's receipt of notice of the occurrence of such default, without limiting the generality of the other provisions of this Loan Agreement, and without waiving or releasing Borrower from any of its obligations hereunder, Lender shall have the right, but shall be under no obligation, to pay any sums as may be appropriate to cause such term, covenant or condition of such Property Management Agreements on the part of Borrower to be promptly performed or observed on behalf of Borrower, to the end that the rights of Borrower into and under such Property Management Agreements shall be kept unimpaired and free from default; and Borrower hereby agrees to pay to Lender, immediately upon demand, all sums so expended by Lender, together with interest thereon from the date of such payment at the Default Rate, and until so paid by Borrower, all sums so expended by Lender and the interest thereon shall be added to the Obligations secured by the lien and legal operation and effect of the Mortgages encumbering the related Mortgaged Property. Lender shall be entitled conclusively to rely on any notice received from the Property Manager under any Property Management Agreement, and such notice shall constitute evidence of the matters set forth therein. Borrower shall, from time to time, use its reasonable efforts to obtain from each Property Manager under each Property Management Agreement to which it is a party such certificates of estoppel with respect to compliance by Borrower with the terms of such Property Management Agreement as may be requested by Lender (and the Property Management Agreements shall contain provisions obligating each Property Manager to provide such a certificate). Borrower shall not enter into an agreement with any Property Manager for management of any Mortgaged Property without the prior approval of Lender, which approval will not be unreasonably withheld or delayed. If Lender elects to exercise its rights pursuant to the Collateral Assignment of Property Management Agreements, following an Event of Defaul, to replace any Property Manager, Lender will, to the extent Lender deems it possible without materially prejudicing any right of Lender, consult with Borrower and permit Borrower a reasonable period of time to take action requested by Lender before Lender takes any such action.

          (d) Permits. Borrower shall obtain and maintain, and each of the Mortgaged Properties shall have the benefit of and shall be in compliance in all material respects with the terms of, all material Permits required, whether by applicable Laws or Insurance Standards, with respect to the ownership, operation or use of the Mortgaged Properties. Borrower shall maintain all such Permits in full force and effect and shall not modify or qualify such Permits in a manner detrimental to the operation of the Mortgaged Properties. All Permits relating to the use, operation and maintenance of the Mortgaged Properties shall be owned by or issued in the name of Borrower or any applicable Property Manager. If Borrower receives from any Governmental Authority or insurer any written notification or threat of any actions or proceedings, regarding the non-compliance or non-conformity of the Mortgaged Properties with any Laws or any Permits or Insurance Standards, respectively, it shall give prompt notice thereof to Lender.

          (e) Compliance with Laws. Borrower shall, and shall cause the Mortgaged Properties to, promptly and faithfully comply with, conform to and obey in all material respects all Laws whether or not the same shall necessitate structural changes in or improvements to, or interfere with the use or enjoyment of, any Mortgaged Property, provided, however, that Borrower shall have the right diligently and in good faith to contest any such Laws for so long as the Mortgaged Property affected thereby shall be in no danger of being sold, forfeited or lost pursuant to such contest and provided that adequate reserves have been set aside by Borrower, in accordance with GAAP, to pay the costs necessary to comply with such Laws in the event Borrower fails to prevail in such contest.

          (f) Governmental Authorizations. Borrower shall obtain and continuously maintain in full force and effect, and will abide by and satisfy all material terms and conditions of, all material Permits required for (i) construction of improvements which constitute Mortgaged Property, (ii) any permitted use of any Mortgaged Property or any part thereof or (iii) the lawful and proper ownership, operation and maintenance of any Mortgaged Property, provided that Borrower shall have the right diligently and in good faith to contest the requirement for, or the terms and conditions of, such Permits for so long as the Mortgaged Property affected thereby shall be in no danger of being sold, forfeited or lost pursuant to such contest and provided that adequate reserves have been set aside by Borrower, in accordance with GAAP, to pay the costs necessary to comply with such Laws in the event Borrower fails to prevail in such contest.

          (g)  Compliance with Leases.

               (i)  Borrower shall promptly and fully keep,
          observe and perform, or cause to be kept, observed and performed, all of the material terms, covenants, provisions and agreements imposed upon or assumed by Borrower under any Leases now or hereafter in effect, including any amendments or supplements to such Leases, and Borrower will not do or fail to do, or permit or fail to permit to be done, any act or thing, the doing or omission of which will give any party a right to terminate any of such Leases or to abate any rental or other material payment due thereunder, other than in the ordinary course of business. Borrower shall use its reasonable efforts in the ordinary course of business to cause each and every lessee and guarantor (if any) of each Lease to which it is a party to perform and observe each and every material covenant, obligation and agreement to be performed or observed on the part of such lessee and/or guarantor under or in respect of each Lease or guaranty thereof.

               (ii) If Borrower fails in any material manner to comply with subparagraph (i) above, Borrower agrees that Lender may (but shall not be obligated to) take, upon five (5) days' written notice to Borrower (or upon lesser notice, or without notice, if Lender reasonably deems that the same is required to protect its interest in any Mortgaged Property), any action which Lender shall reasonably deem necessary or desirable to keep, observe and perform or cause to be kept, observed or performed any such terms, covenants, provisions or agreements and to enter upon the Mortgaged Property and take all action thereon as may be necessary therefor, or to prevent or cure any default by Borrower in the performance of or compliance with any of Borrower's covenants or obligations under said Leases. Lender may rely on any notice of default received from any Tenant unless, in connection with any such default or alleged default Borrower in good faith notifies Lender of Borrower's intention to contest such default by appropriate procedures and diligently pursues such contest. Borrower shall, upon Lender's request, promptly deliver to Lender a copy of any notice relating to defaults received from any Tenant that is a party, or the trustee, receiver or successor for or to a party, to any of said Leases. Lender may expend such sums of money as are reasonable and necessary for any such purposes, and Borrower hereby agrees to pay to Lender, immediately upon demand, all sums so expended by Lender, together with interest thereon from the date of such payment at the Default Rate, and until so paid by Borrower, all sums so expended by Lender and the interest thereon shall be added to the Obligations secured by the lien and legal operation and effect of the Mortgages encumbering the related Mortgaged Property.

          (h) Payment of Taxes and Claims; Insurance. Borrower shall, subject to Section 10.2(a)(ii), duly pay and discharge, or cause to be paid and discharged, the Impositions as well as claims and final, non-appealable
     Judgments of any kind which, if unpaid, might become an Encumbrance upon the Mortgaged Property owned by it.

          (i)  Insurance.

               (i) Borrower shall at all times provide, maintain and keep in force or cause to be provided, maintained and kept in force, at no expense to Lender, the following policies of insurance (unless any such policy or policies are no longer commercially available, in which case Borrower shall replace any such unavailable policy or policies with one or more policies covering substantially similar casualties, risks, perils, liabilities and other hazards to the extent any substitute policy is commercially available and is maintained by owners of property of similar standard to the Mortgaged Properties) with respect to each of the Mortgaged Properties (the "Insurance Policies"), as applicable:

               (A) All risk property insurance for the full replacement value, including soft costs of the Mortgaged Property covering physical loss or damage to such Mortgaged Property, which shall include extended coverage against such perils of fire, lightning, windstorm, collapse, liquid damage and sprinkler leakage. Such policy shall also provide (1) comprehensive boiler and machinery coverage, including pressure vessels, air tanks, boilers, machinery pressure piping, heating, air conditioning, elevator equipment, escalator equipment and production equipment, (2) earthquake coverage, if applicable and available at commercially reasonable rates in the region where such Mortgaged Property is located, and
          (3) flood coverage as to Buildings located in a special flood hazard area as designated by the Director of the Federal Emergency Management Agency.

               (B) Commercial comprehensive general liability insurance written on an occurrence form covering bodily injury and property damage for not less than $5,000,000 per Mortgaged Property. Such coverage shall include but not be limited to premises/operations, products liability/completed operations, broad form contractual (including "X", "C" and "U" hazards), broad form property damage, independent contractors, personal injury (employee exclusion deleted), "X", "C" and "U" exclusions deleted, incidental medical malpractice, host liquor and broad form comprehensive general liability endorsement form GL404, or its equivalent, with exclusions I(B)(4)(5), II(B)(1) and (X)(B)(1) deleted.

               (C)  Loss of rents or business interruption
          insurance written on an all risk form which shall at least cover the perils specified in this clause (i) (to the extent applicable) and which shall be in an amount sufficient to cover the annual gross rentals net of noncontinuing expenses for the Mortgaged Property, which amount shall be adjusted from time to time.

               (D) Umbrella excess liability insurance for not less than $40,000,000 per Mortgaged Property.

               (E) Worker's Compensation and other statutory coverages, as applicable.

               (F) In addition to the policies set forth in subparagraphs (A) through (E) of this Section 10.1(i)(i), if and while the Mortgaged Property is under construction, rehabilitation or rebuilding such Mortgaged Property shall also be covered by (1) all-risk builders coverage for full replacement value including soft costs and loss of rents; (2) statutory workers' compensation, if applicable to Borrower; (3) employers' liability coverage for not less than $1,000,000 (with no exclusion for occupational disease), if applicable to Borrower; and (4) products liability/completed operations coverage for two years following construction.

               (G) All such policies with respect to property insurance shall (1) provide for deductibles not to exceed $50,000 for all perils and in an amount satisfactory to Lender in respect of flood, windstorm and earthquake insurance and (2) contain a "Replacement Cost Endorsement" without any deduction made for depreciation as well as waiving co-insurance penalties by attaching an "Agreed Amount Endorsement" satisfactory to Lender, with loss payable solely to Borrower and Lender as its interest may appear, without contribution, under a "standard" or "New York" mortgagee clause acceptable to Lender. Borrower shall increase the amount of property insurance required to equal the 100% replacement cost pursuant to the provisions of this Section 10 at the time of the renewal of each policy.

               (ii) Such insurance policies shall be endorsed to provide that:

               (A) Lender is named as Mortgagee with respect to the all risk property and loss payee with respect to all rent/business interruption/extra expense coverages and as additional named insureds on all liability coverages, with the understanding that any obligation imposed upon the insureds (including without limitation the liability to pay premiums) shall be the sole obligation of Borrower and not of any other insured;

               (B)  The interests of Lender shall not be
          invalidated by any action or inaction of Borrower or any other Person, and such policies shall insure Lender regardless of any breach or violation by Borrower or any other Person of any warranties, declarations or conditions in such policies;

               (C) The insurer under each such policy shall waive all rights of subrogation against Lender, any right to set-off and counterclaim and any other right to deduction, whether by attachment or otherwise;

               (D) Such insurance shall be primary and without right of contribution of any other insurance carried by or on behalf of Lender or Borrower with respect to their respective interests in the Mortgaged Property;

               (E) If such insurance is cancelled for any reason whatsoever, including nonpayment of premium, or any substantial modification, change or reduction in coverage is made in the coverage which affects the interests of Lender, such cancellation, modification, change or reduction in coverage shall not be effective as to Lender until 30 days after receipt by Lender of written notice sent by registered mail from such insurer of such cancellation, modification, change or reduction in coverage;

               (F) Any insurance shall be endorsed to provide that, inasmuch as the policy is written to cover more than one insured, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured; and

               (G) Such insurance shall contain "cut-through" endorsements providing Lender with direct access to any reinsurers.

               (iii) Borrower shall deliver to Lender a copy of each insurance policy required to be maintained by it, or a certificate of such insurance acceptable to Lender, together with a copy of the declaration page for each such policy. Not later than fifteen (15) days prior to the expiration of each policy to be furnished pursuant to the provisions of this Section 10, Borrower shall deliver a renewed policy or policies, or duplicate original or originals thereof, marked "premium paid", or accompanied by such other evidence of payment satisfactory to Lender with standard non-contributory mortgagee clause in favor of and acceptable to Lender. Upon request of Lender, Borrower shall cause its insurance underwriter or broker to certify to Lender in writing that all the requirements of this Loan Agreement applicable to Borrower governing insurance have been satisfied. Borrower shall comply promptly with and conform to (A) all provisions of each such insurance policy, and (B) all requirements of the insurers applicable to Borrower as respects use, occupancy, possession, operation, maintenance, alteration or repair of the Mortgaged Properties. Borrower shall not use or permit the use of the Mortgaged Properties in any manner which would permit any insurer to cancel any insurance policy or void coverage required to be maintained by this Loan Agreement.

               (iv) If Borrower fails to provide to Lender the policies of insurance required by this Section 10.1(i) or by any other Loan Document, then, in any such case, Lender may (but shall have no obligation to) procure such insurance or single-interest insurance for such risks covering Lender's interest, and Borrower will pay all premiums thereon promptly upon demand by Lender, and until such payment is made by Borrower, the amount of all such premiums shall bear interest at the Default Rate and shall constitute additions to the Obligations.

               (v) All Insurance Policies shall be in form and maintained with companies and in amounts to be consented to by Lender, such consent not to be unreasonably withheld or delayed. Without limiting Lender's ability to approve the aforementioned, an insurance company shall not be reasonably satisfactory unless such insurance company (a) has a rating of at least A with a financial size of Class VIII or better as specified in Best's Key Rating Guide, (b) is licensed or authorized to do business, as required under applicable law, in the State where the Mortgaged Property is located, (c) if it is a mutual company, is a nonassessable company and (d) does not provide insurance on any one building in excess of 10% of its policyholder's surplus (including capital). All Insurance Policies insuring against casualty, rent loss and business interruption and other appropriate policies shall provide that no claims be paid thereunder without twenty (20) days' advance written notice to Lender.

               (vi) If Borrower receives from any insurer any written notification or threat of any actions or proceedings regarding the non-compliance or non-conformity of any Mortgaged Property with any insurance requirements, it shall give prompt notice thereof to Lender. Borrower shall not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of any Mortgaged Property in any manner which would make void, voidable or cancelable, or substantially increase the premium of, any insurance then in force with respect thereto.

          (j) Maintenance. Borrower shall maintain, preserve and operate each of the Mortgaged Properties in good and safe working order and repair in a manner at least at a level customary for properties of similar use, value, age, nature and construction, and shall make all necessary repairs and replacements. If Borrower receives notice from any insurance company or bonding company of any defects or inadequacies in any Mortgaged Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereof or of any termination or threatened termination of any policy of insurance or bond then Borrower shall promptly forward a copy of such notice to Lender and undertake the cure of such defects or inadequacies. Borrower shall promptly notify Lender of all material claims against any contractor, architect or other party with respect to the condition of the Mortgaged Properties or the existence of any structural or other material defect therein and shall diligently prosecute all such claims unless doing so would materially adversely affect Borrower or any of the Mortgaged Properties. Borrower shall promptly notify Lender of any assessment against or affecting any Mortgaged Properties or any part thereof. Except as otherwise provided herein (including, without limitation in respect of any Work) and as otherwise provided in Section 6 hereof, none of the Buildings, the Fixtures or the Equipment relating to any of the Mortgaged Properties shall be removed, demolished or materially altered without the prior written consent of Lender, except that Borrower shall have the right without such consent to (x) make such alterations of the Buildings (which may include demolition) as Borrower, acting in a manner which is consistent with good real estate industry practice generally applicable to the ownership and operation of property similar to the relevant Mortgaged Property or as may be required by law, and (y) to remove and dispose of Equipment, free from the lien of ny applicable Mortgage and the security interest created by such Mortgage, (i) as from time to time may become worn or obsolete, provided that such Equipment shall be replaced with other Equipment with a value at least equal to that of the replaced Equipment and free from any other security interest or lien other than a lease thereof, and by such removal and replacement, Borrower shall be deemed to have subjected such new Equipment to the lien of the related Mortgage, or (ii) as from time to time may become worn or obsolete, provided that such Equipment is not material in its use to the value and operation of the related Mortgaged Property or (iii) as from time to time may in the reasonable judgment of Borrower be determined to be unusable or unnecessary for the continued operation of the related Mortgaged Property. Borrower shall complete promptly and in a good and workmanlike manner any improvement which may be now or hereafter constructed on the Mortgaged Properties. In any case and to the extent the completion of any such improvement is also the obligation of a third party in possession, Borrower shall not be obligated to complete such improvement itself, but shall use commercially reasonable efforts to cause performance of such obligation by such third party. Provided Insurance Proceeds are made available to Borrower pursuant to Section 6(b), Borrower shall promptly restore or cause to be restored in like manner any portion of the improvements which may be damaged or destroyed thereon from any cause whatsoever (except as may be otherwise expressly provided in Section
     6), and pay or cause to be paid when due all claims for labor performed and materials furnished therefor, subject to Borrower's rights of contest set forth in Section 10.2(a)(iii) hereof. Borrower shall comply in all material respects with all Laws and all covenants, conditions and restrictions now or hereafter affecting the Mortgaged Properties or requiring any alterations or improvements thereto. In any case and to the extent where compliance with any such Laws, covenant, condition or restriction is the obligation of a third party in possession, Borrower shall not be obligated to undertake such compliance itself, but shall use commercially reasonable efforts to cause performance of such obligation by such third party.

          (k) Inspection. Borrower shall permit any Person designated by Lender, at Lender's expense (or if a Default shall have occurred and be continuing, then at Borrower's expense), to (i) visit and inspect, during normal business hours and upon 48 hours' prior notice, any Mortgaged Property and the books and records maintained by it or by any of its agents, employees or representatives in respect of such Mortgaged Property, and to make copies of and to take extracts from such records as are reasonably necessary for Lender's evaluation of such Mortgaged Property, (ii) discuss, with Borrower, the affairs, finances and accounts of such Mortgaged Property, and (iii) verify the amount, quantity, quality, value and/or condition of, or any other matter reasonably relating to, any or all of such Mortgaged Property, all at such reasonable times and as often as Lender may reasonably request; provided, however, (x) that Lender shall not interfere with the rights of any of the Tenants in any Mortgaged Property under the Leases or disturb the conduct of their business or interfere with the rights of any other party or with the conduct of Borrower's business thereon and (y) any information obtained as referred to in clauses (i), (ii) or (iii) above shall be treated with an appropriate level of confidentiality.

          (l) Taxes and Fees. Borrower shall pay, together with interest, fines, and penalties, if any, any Impositions due under applicable Laws in connection with the making, execution, delivery, filing of record, recordation, release, or discharge of any of the Mortgages.

          (m) Other Taxes. If any Tax (other than a franchise tax imposed on, and other taxes imposed on, or measured by, the net income or capital (including branch profits tax) of Lender) is levied, assessed or charged by the United States or any political subdivision or taxing authority thereof or therein upon any Mortgage, the Obligations, the interest of Lender in any Mortgaged Property, or Lender by reason of or as holder of any Mortgage, Borrower shall pay all such Tax to, for, or on account of Lender (or provide funds to Lender for such payment) as they become due and payable and shall promptly furnish written notice of the date and amount of such payment to Lender. In the event of passage of any law or regulation permitting, authorizing or requiring such Tax to be levied, assessed or charged, which law or regulation in the reasonable opinion of counsel to Lender may prohibit Borrower from paying the Tax to or for Lender, Borrower shall enter into such further instruments as may be permitted by law to obligate Borrower to pay such Tax. In the event that Lender assigns any Mortgage Loan, Borrower's payment obligation under this Section 10.1(m) shall not apply to any greater extent than if such Mortgage Loan had not be assigned.

          (n)  Notice Regarding Special Flood Hazards.  If
     Borrower receives evidence that any Mortgaged Property is within a zone identified by the Director of the Federal Emergency Management Agency as a special flood hazard zone described in 12 CFR Section 22.2, Borrower shall furnish Lender with a copy of the notice regarding Federal disaster relief assistance referred to in the Appendix to 12 CFR Part 22.

          (o) Amendment to Legal Description. If it becomes evident, either by virtue of the surveys to be delivered to Lender or otherwise, that the legal description attached to any Loan Document is inaccurate or does not fully describe all of the real property in which Borrower has an interest, Borrower hereby agrees to amendment of such legal description and the legal description contained in the corresponding title policy so that such error is corrected and to execute and cause to be recorded, if applicable, such documentation as may be appropriate for such purpose.

          (p) Notices. Borrower shall, promptly upon obtaining knowledge thereof, give written notice to Lender of the occurrence of any event that has or could reasonably be expected to have a material adverse effect on the use, value, ownership or operation of any Mortgaged Property.

          (q) Compliance with Other Instruments. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document applicable to it.

          (r) Estoppel Certificates. Within 10 days following the request of Lender, Borrower shall certify to Lender, by an instrument in form satisfactory to Lender in its reasonable discretion, duly acknowledged, among other things, the amount then owing by Borrower to Borrower's Knowledge under the Loan Documents and the date through which interest thereon has been paid, and whether any offsets, counterclaims, credits, or defenses exist against payment thereof or performance of any obligation of Borrower under this Loan Agreement or the other Loan Documents. Lender shall have the right to rely on any such certification.

          (s) Creation and Recordation of Additions and Betterments. Borrower shall arrange for timely recording or filing as required by Lender of all documents having to do with additions to or betterments of any portion of the Mortgaged Property owned by it, and the covenants and agreements set forth in this Loan Agreement shall apply to all such additions and betterments.

          (t) Consents. Borrower shall obtain and maintain the consent or approval of any Person whose consent or approval is required to the granting of an Encumbrance on any of the Collateral in favor of Lender.

          (u) Environmental Assessments and Remediation. Borrower shall cause all environmental remediation, maintenance and monitoring which is recommended or called for or otherwise indicated by any environmental reports obtained by it pursuant to Section 7(c)(v) or otherwise (subject to review at Lender's discretion by the Environmental Consultants) to be promptly and diligently undertaken and completed.

          (v) No Contractual Defaults. There shall be no material defaults by Borrower under any material Contract to which Borrower is a party relating to any of the Mortgaged Properties, including, without limitation, any management, rental, service, supply, security, maintenance or similar contract; provided, however, that no default by Borrower shall be deemed to violate the covenant set forth in this paragraph (v) so long as (i) it shall contest the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto and (ii) such contest does not and would not (and if such contest were decided adversely to Borrower, would not) have a Material Adverse Effect.

          (w) No Encroachments. Except as disclosed on the surveys referred to in Section 7(c)(iii) and in the Title Policies, none of the improvements located on any of the Mortgaged Properties shall materially encroach upon the property of any other Person or lie outside of the boundaries and building restriction lines of such Mortgaged Property and no improvement located on any property adjoining any of the Mortgaged Properties shall lie within the boundaries of or in any way encroach upon such Mortgaged Property.

          (x) Impositions. Borrower shall file all property, personal property and similar tax returns required to be filed by it with respect to the Mortgaged Properties and shall pay all water and sewer charges and, unless such amounts have been deposited by Borrower with Lender for the payment of Taxes pursuant to Section 5, all other taxes, levies, assessments and governmental charges that, on or prior to the date hereof, were due and owing with respect to such Mortgaged Property; provided, however, that Borrower shall not be required to pay or discharge any charges covered by this paragraph so long as (i) it shall contest the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto and
     (ii) such contest does not and would not (and if such contest were decided adversely to Borrower, would not) have a Material Adverse Effect.

          (y) No Rights of First Offer or First Refusal. Borrower shall not, without Lender's prior written consent, grant any exercisable rights with respect to the purchase or sale of any of the Mortgaged Properties including, without limitation, any purchase option, right of offer or right of refusal.

          (z) Status of the Landlord Under the Leases. Borrower shall be the sole owner and holder of the landlord's interest under all of the Leases related to the Mortgaged Properties, subject only to the Encumbrances created by the Loan Documents. Borrower shall not make any assignment of the landlord's interest in any of the Leases or any portion of the Rents, additional rents, charges, issues or profits due and payable or to become due and payable thereunder except pursuant to the Loan Documents.

          (aa) Rent Rolls. Upon the execution and delivery hereof, and on or before February 15 of each calendar year while any Obligations remain outstanding, beginning with calendar year 1999, Borrower shall furnish to Lender one or more Rent Rolls for each Mortgaged Property covering the prior calendar year. All Rent Rolls provided to Lender shall be accurate and complete in all material respects for the period reflected therein. Except to the extent the term of any Lease has terminated or expired, each of the Tenants listed on such Rent Rolls shall be obligated pursuant to their Leases to occupy all or a portion of the Mortgaged Properties pursuant to a Lease which is then in full force and effect; other than those Leases in favor of Tenants listed on the Rent Rolls or entered into after the date of the then most recently delivered Rent Rolls, the Mortgaged Properties shall not be subject to any Lease.

          (bb) No Free or Prepaid Rent. Except as stated in writing to Lender, as of the date of each Rent Roll, none of the Tenants shall have been given any material free rent or concessions or abatements relating to the payment of rent or additional rent, nor shall any of the Tenants have been given any material credit for or offset or claim against the obligations to pay any fixed rent or additional rent by reason of prepayment of rent or otherwise. Notwithstanding the foregoing, nothing contained herein shall prohibit Borrower from granting to the Tenants any of the concessions stated in this paragraph (bb) if such concessions are, in Borrower's reasonable judgment, consistent with good business and marketing practices.

          (cc) Subordination. All future Leases at the Mortgaged Properties (i) shall be subordinate to the Liens created by the Mortgages, and (ii) shall obligate the Tenant to attorn to Lender or any purchaser in the event of foreclosure, deed in lieu of foreclosure or exercise of possessory rights by or on behalf of Lender in connection with Lender's right under any of the Loan Documents.

          10.2 Negative Covenants.

          (a) Encumbrances. Without Lender's express written consent, Borrower shall not create, incur, assume or suffer to exist any Encumbrance on the Mortgaged Properties, except:

               (i)  Permitted Encumbrances;

               (ii) liens for taxes, assessments or other governmental charges not yet due or which are being diligently contested in good faith and by appropriate proceedings, provided that (v) if the aggregate amount of all Secured Charges is less than or equal to $100,000, adequate reserves shall have been set aside therefor in the books of such Borrower in accordance with generally accepted accounting principles, (w) if the aggregate amount of all Secured Charges exceeds $100,000 either (l) cash or cash equivalents in an amount not less than the amount of such claims shall have been deposited with Lender, in escrow, to be held by Lender during the pendency of such contests or (2) Borrower shall have caused such liens to be duly bonded in accordance with applicable law such that the lien in question attaches only to the bond and not to any Mortgaged Property, (x) no risk of sale, forfeiture or loss of any interest in any Mortgaged Property or any part thereof arises or would arise during the pendency of such contests, (y) such contests do not or would not, in the aggregate, have a material adverse effect on the use, value, operation or ownership of any Mortgaged Property and (z) Borrower shall give prompt notice thereof to Lender;

               (iii) carriers', warehousemen's, mechanic's, materialmen's, repairmen's and other similar liens arising in the ordinary course of business and which are being diligently contested in good faith and by appropriate proceedings, provided that (v) if the aggregate amount of all Secured Charges is less than or equal to $100,000, adequate reserves shall have been set aside therefor in the books of Borrower in accordance with generally accepted accounting principles, (w) if the aggregate amount of all Secured Charges exceeds $100,000, either (1) cash or cash equivalents in an amount not less than the amount of such claims shall have been deposited with Lender, in escrow, to be held by Lender during the pendency of such contests or (2) Borrower shall have caused such liens to be duly bonded in accordance with applicable law such that the lien in question attaches to the bond and not to any Mortgaged Property, (x) no risk of sale, forfeiture or loss of any interest in any Mortgaged Property or any part thereof arises or would arise during the pendency of such contest, (y) such contests do not or would not, in the aggregate, have a material adverse effect on the use, value, operation or ownership of any Mortgaged Property and (z) Borrower shall give prompt notice thereof to Lender; and

               (iv) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar Encumbrances incurred or entered into in the ordinary course of business which do not or would not, in the aggregate, have a material adverse effect on the use, value, operation or ownership of the Mortgaged Property subject thereto or materially interfere with the operation and use of, or the ordinary conduct of the business on, the Mortgaged Property subject thereto.

          (b) Sale of Equipment and Personalty. Borrower shall not, directly or indirectly, sell, transfer, convey, assign or otherwise dispose of, in whole or in part, any Equipment or other Personalty at any of the Mortgaged Properties; provided, however, that the foregoing shall not apply to (i) Equipment or other Personalty as from time to time may become worn or obsolete, so long as such Equipment or other Personalty shall be replaced with other Equipment or other Personalty (x) with a value at least equal to that of the replaced Equipment or other Personalty and free from any Encumbrance thereon other than a lease thereof and (y) properly made subject to the Encumbrance of the relevant Mortgage, or (ii) Equipment or other Personalty as from time to time may in the reasonable judgment of Borrower be determined to be unusable or unnecessary for the continued operation of the relevant Mortgaged Property.

          (c) Zoning. Borrower shall not initiate or consent to any zoning reclassification of any Mortgaged Property or seek any variance under any existing zoning ordinance or use or permit the use of any Mortgaged Property in any manner that is reasonably likely to result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation.

          (d) Use Violations. Borrower shall not use, maintain, operate or occupy, or allow the use, maintenance, operation or occupancy of, any portion of any Mortgaged Property in any manner which would result in a violation of Section l0.l(e) above or make void, voidable or cancelable, or substantially increase the premium of, any insurance then in force with respect thereto.

          (e) Waste. Borrower shall not commit or permit any waste of any of the Mortgaged Property owned by it or permit any nuisance to be maintained thereon.

          Section 11.    Conversion to Unsecured Loans.

          At Borrower's request, this secured Loan Facility may be converted to an unsecured Loan Facility, and if Borrower shall also request Borrower's General Partner may be substituted as the borrower hereunder, and the Mortgaged Properties and any other Collateral released from the Liens of the Loan Documents, subject to and upon the following conditions: (i) Borrower (or if Borrower's General Partner is to be substituted as borrower hereunder, then Borrower's General Partner) shall have received a credit rating on its senior unsecured long-term debt of not lower than (x) Baa3 from Moody's Investors Service, Inc. and (y) BBB-from Standard & Poor's Rating Services, a division of McGraw
Hill, Inc.; (ii) no Default or Event of Default shall exist under this Loan Agreement or any other Loan Document; (iii) Borrower shall have delivered to Lender guarantees of the Loans, in form and substance acceptable to Lender, from one or more Persons acceptable to Lender, in each case in Lender's sole and absolute discretion; (iv) Borrower (and if Borrower's General Partner is to be substituted as the borrower hereunder, then Borrower's
General Partner) shall have executed and delivered to Lender appropriate new or amended Loan Documents to reflect the unsecured nature of the Loans (and, if applicable, the substitution of Borrower's General Partner as the new borrower hereunder), which shall include such covenants, defaults and other provisions as Lender shall determine to be consistent with then-customary documentation for unsecured loans by prudent institutional lenders to REITs with similar credit ratings and of similar quality, in each case in form and substance acceptable to Lender in Lender's sole and absolute discretion (it being understood and agreed, however, that from and after such conversion (x) interest shall be payable, in arrears, in semi-annual (and not monthly) installments, and (y) the discount factor to be applied in the calculation of a Prepayment Premium shall be applied on a semi-annual (and not monthly) basis); (v) from and after the effective date of such conversion, the Interest Rate with respect to Loan B of the Loan Facility shall be increased to be 7.10% per annum; (vi) Lender shall have received one or more opinions of counsel acceptable to Lender with respect to all of the foregoing and (vii) Borrower shall have paid to Lender all of Lender's out-of-pocket expenses in connection with the foregoing.

          Section 12.    Events of Default.

          If one or more of the following events (each, an "Event of Default") occurs and is continuing (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), Lender shall be entitled to the remedies set forth in Section 13:

          (a)  Borrower fails:

               (i)  to perform or observe any agreement or
          covenant to be performed or observed by it pursuant to
          Section 4.1, 4.4 (and such failure has not been remedied before the fifth day after it occurs), 9.1(e), 9.2(e), 9.2(f), 9.2(g), 10.l(a) (and such failure has not been remedied before the fifth day after it occurs), 10.2(a), 10.1(h) (and such failure has not been remedied before the fifteenth day after it occurs), or 10.l(i) (and such failure is either a material failure or has not been remedied before the eleventh day after Borrower receives written notice from any Person of the facts giving rise to any such failure or prospective failure); or

               (ii) to observe any agreement or covenant to be observed or performed by it pursuant to Section 5; or

               (iii) to perform or observe any agreement or covenant (other than those referred to in subparagraph
          (i) or (ii)) to be performed or observed by it pursuant to this Loan Agreement or any of the other Loan Documents and fails to remedy the failure before the thirty-first day after it occurs, provided, however, that if Borrower has promptly begun and diligently pursued all reasonable measures to cure any failure which is the subject of this Section 12(a)(iii) and continues to do so, any failure that would otherwise constitute an Event of Default under this Section 12(a)(iii) will not constitute an Event of Default unless such cure has not been effected before the ninety-first day after such failure occurs.

          (b) Any representation or warranty made by Borrower in this Loan Agreement (including, without limitation, Section
     8) or in any other Loan Document, or any representation, warranty, statement or information contained in any Partner's Certificate made or delivered or caused to be made or delivered to Lender by Borrower in connection with or pursuant to this Loan Agreement or any other Loan Document, shall have been false in any material respect as of the date made or deemed to be made.

          (c) An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking:

               (i) relief in respect of Borrower or Borrower's General Partner, or of a substantial part of the property or assets of Borrower or Borrower's General Partner, under Title 11 of the United States Code, as now constituted or hereafter amended, or any successor to or replacement of such statute, or any other Federal, state or foreign, bankruptcy, insolvency, reorganization, dissolution, conservation, liquidation, rehabilitation, delinquency, receivership or similar law;

               (ii) the appointment of a receiver,
          rehabilitation, conservation, trustee, custodian, sequestrator, conservator or similar official for Borrower or Borrower's General Partner or for a substantial part of either of their respective properties or assets; or

               (iii)     the winding-up or liquidation of
          Borrower or Borrower's General Partner;
          and in each case such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered.

          (d)  Borrower or Borrower's General Partner shall:

               (i) consent to, or fail to contest in a timely and appropriate manner, the commencement against it of delinquency, rehabilitation, liquidation, conservation, reorganization, dissolution or similar proceedings, including without limitation, summary proceedings, under any laws, rules or regulations applicable to it as in effect from time to time;

               (ii) be dissolved;

               (iii)     fail, be unable or admit in writing its
          inability to pay its debts generally as they become due;

               (iv) commence a voluntary case or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any successor to or replacement of such statute, or any other applicable bankruptcy, insolvency, reorganization, dissolution, conservation, liquidation, rehabilitation, delinquency, receivership or similar law of any jurisdiction;

               (v) consent by answer or otherwise to, or fail to contest in a timely and appropriate manner, the commencement against it of any proceeding described in paragraph (c) above or this paragraph (d);

               (vi) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for itself or for a substantial part of its property or assets;

               (vii)     file an answer admitting the material
          allegations of a petition filed against it in any proceeding described in paragraph (c) above or this paragraph (d);

               (viii)    make a general assignment for the
          benefit of creditors; or

               (ix) take any action for the purpose of effecting any of the foregoing.

          (e) (i) Any Loan Document shall cease in any material respect to be in full force and effect, or (ii) any Mortgage shall cease to constitute a first priority lien on the Mortgaged Property or Mortgaged Properties which it encumbers, in each case other than in accordance with its terms and other than any Permitted Encumbrance.

          (f) an event of default has occurred under any of the other Loan Documents.

          (g)  Borrower has committed a Prohibited Transfer under
     Section 14.

          (h) Borrower or any ERISA Affiliate shall adopt, maintain, contribute to or begin to participate in any Plan, or agree or become obligated to adopt, maintain, contribute to or participate in any Plan, unless Lender shall have given its prior written consent to any such action.

          Section 13.    Remedies.

          13.1 Remedies.

          (a) If any Event of Default (other than an event described in paragraph (c), (d) or (e) of Section 12) shall occur and be continuing, (i) Lender may in its sole discretion declare the unpaid principal of and the accrued interest on any or all of the Mortgage Loans and any or all other Obligations of Borrower to Lender under the Loan Documents immediately due and payable, whereupon the principal of such Mortgage Loans, together with the accrued interest thereon, applicable Prepayment Premiums in connection with the acceleration of such Mortgage Loans, and/or such other Obligations of Borrower accrued under this Loan Agreement and under the other Loan Documents shall become forthwith due and payable, without need for presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding, and (ii) Lender may pursue any of its other rights and remedies under the Loan Documents or otherwise available at law or in equity.

          (b)  If any Event of Default described in paragraph
     (c), (d) or (e) of Section 12 shall occur and be continuing, then (i) the unpaid principal of and accrued interest on all of the Mortgage Loans and all other Obligations of Borrower to Lender under this Loan Agreement and the other Loan Documents (including, without limitation, the obligation to pay applicable Prepayment Premiums in connection with the acceleration of the Mortgage Loans), shall automatically become due and payable, without need for presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Borrower anything contained herein or in any other Loan Document to the contrary notwithstanding, and (ii) Lender may pursue any of its other rights and remedies under the Loan Documents or otherwise available at law or in equity.

          (c) During the continuance of any Event of Default, Borrower will furnish Lender, within 14 days following any request from Lender, with Borrower's balance sheet as of the date of such request and its income and cash flow statements for the period from the date of the last balance sheet delivered for Borrower pursuant to any provision of this Loan Agreement to the date of such request, certified in a Partner's Certificate of Borrower as fairly presenting the financial condition of Borrower as at, and for the period ending on, the date of such request.

          13.2 Foreclosure Proceeds.

          The net proceeds realized by Lender in connection with the foreclosure of any Mortgaged Property or the exercise by Lender of any other rights in respect of the Collateral shall be applied in accordance with the Mortgage on such Mortgaged Property.

          Section 14.    Restrictions on Transfer.

          (a) Except as otherwise permitted in paragraphs (b) through (e) of this Section 14, Borrower shall not, directly or indirectly (i) sell, assign, convey, transfer or otherwise dispose of legal or equitable title to any of the Mortgaged Properties or any portions thereof or interest therein or (ii) sell, assign, convey, transfer or otherwise dispose of any legal or beneficial interest in Borrower or permit any owner directly or indirectly, of a beneficial interest in Borrower, to transfer any such legal or beneficial interest, directly or indirectly, whether by transfer of any shares of capital stock of Borrower's General Partner or a corporation which is the owner of substantially all of the capital stock of Borrower's General Partner or by transfer of any other legal or beneficial interest in any such entity or otherwise; in each case whether any such sale, assignment, conveyance, transfer or disposal is effected directly, indirectly, voluntarily or involuntarily, by operation of law or otherwise (each, a "Prohibited Transfer"); provided, however, that the foregoing provisions of this paragraph (a) shall not apply to any transfers of any of the Mortgaged Properties, or parts thereof, or legal or beneficial interests therein, or shares of stock or partnership or joint venture interests, as the case may be, by or on behalf of any incompetent or deceased owner to such owner's heirs, legatees, devisees, executors, administrators, estate or personal representatives.

          (b) Borrower shall have the option to transfer one or more of the Mortgaged Properties (in whole and not in part), to one or more successor borrowers (each, a "Successor Borrower") provided the following conditions, with respect to each such transferred Mortgaged Property are met to Lender's reasonable satisfaction: (i) upon each such transfer, Borrower shall pay to Lender a transfer fee equal to one percent (1%) of such outstanding principal amount of the Related Loan; (ii) the ownership structure of each such Successor Borrower shall be reasonably acceptable to Lender;
     (iii) Lender shall reasonably approve in writing the creditworthiness, credibility, real estate experience and management ability of each such Successor Borrower and its property manager after review of all documents, records and current financial information of each such Successor
     Borrower reasonably requested by Lender; (iv) no Default or Event of Default shall exist under this Loan Agreement or any other Loan Document; (v) payment to Lender of its out-of-pocket expenses in connection with the transfer shall be made; (vi) each such Successor Borrower expressly assumes all of the obligations and liabilities of Borrower under the Loan Documents relating to the Mortgaged Property to be transferred and the Related Loan (or, in the case of a merger under Section 14(e), under all Loan Documents), and executes such additional or amended documentation to such effect as Lender shall reasonably require (and which shall, in the case of a merger under Section 14(e) include such additional covenants, defaults and other provisions as Lender shall deem appropriate); (vii) Lender receives opinions of counsel reasonably acceptable to Lender containing equivalent opinions, to the extent applicable with respect to each such Successor Borrower, equivalent to those given with respect to Borrower on the date hereof, including but not limited to opinions that each such Successor Borrower is duly organized and validly existing, and that the Successor Borrower has duly assumed Borrower's obligations and liabilities under the Loan Documents and with respect to the enforceability thereof; (viii) the purchase price paid by the Successor Borrower for such Mortgaged Property is at least double the original principal amount of the Related Loan; (ix) the Debt Service Coverage Ratio for such Mortgaged Property is equal to at least
     1.35:1, and the aggregate Debt Service Coverage Ratio for all other Mortgaged Properties is equal to at least 1.35:1;
     and (x) Borrower shall continue to be liable, jointly and severally with the Successor Borrower, for all of the obligations and liabilities of Borrower under the Environmental Indemnity. Unless otherwise approved by Lender, the purchase price for any such transfer shall be paid in cash.

          (c) Borrower may, upon prior notice to Lender but without Lender's prior written consent, permit a change in the composition of its limited partners by permitting a transfer of up to 30% of the limited partnership interests in Borrower. Any change in the composition of Borrower's limited partners above such 30% (unless solely among the existing limited partners of Borrower) shall be subject to the transfer fee described in clause (i) of paragraph (b) above, and to the other conditions set forth in paragraph
     (b) above, with the exception of the conditions set forth in clauses (vi) and (viii) thereof, or else constitute a Prohibited Transfer and an Event of Default hereunder.

          (d) Changes in the ownership of the capital stock of the Borrower's General Partner shall be permitted; provided that no Person or group of Persons (within the meaning of Section 13 or 14 of the Exchange Act) shall acquire, without the consent of Lender, beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of more than 5% of the outstanding shares of capital stock of the Borrower's General Partner. Any transfer of shares of capital stock of Borrower's General Partner not in accordance with this paragraph (d) shall constitute a Prohibited Transfer and an Event of Default hereunder.

          (e) Borrower may merge into a publicly-traded corporation that has been duly organized under the laws of any State of the United States and that qualifies as a REIT under the Internal Revenue Code, provided that in such event, all of the terms and conditions set forth in clauses
     (ii) through (vii) of Section 14(b) shall also be deemed to apply to such merger (such corporation, for such purpose, also being referred to as a "Successor Borrower") and Borrower shall have satisfied and complied with all of the same. Any non-compliance by Borrower with the provisions of this paragraph (e) shall constitute a Prohibited Transfer and an Event of Default hereunder.

          Section 15.    Miscellaneous.

          15.1 Amendments.

          The terms of this Loan Agreement shall not be altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed on behalf of Borrower and Lender.

          15.2 Binding Effect; Successors and Assigns.

          This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns. The terms and provisions of this Loan Agreement and all other Loan Documents shall inure to the benefit of any assignee or transferee of any of the Mortgage Loans or the Mortgage Notes, and in the event of such transfer or assignment, the rights and privileges herein and therein conferred upon Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof and thereof. Except as set forth in Section 14 hereof, Borrower shall not assign its rights, interests and obligations hereunder or under any of the other Loan Documents without the prior written consent of Lender.

          15.3 Captions.      Section headings and the Table of Contents are for

          convenience only and shall not be construed as a part of this Loan Agreement.

          15.4 Counterparts.

          This Loan Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original for all purposes, but all such counterparts shall together constitute but one and the same instrument.

          15.5 Severability.

          If any term or provision of this Loan Agreement or any other Loan Document or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid, illegal or unenforceable, such term or such provision shall be ineffective as to such jurisdiction to the extent of such invalidity, illegality or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof or the application of such term or provision to circumstance other than those as to which it is held invalid, illegal or unenforceable.

          15.6 Expenses.      (a)  Whether or not the transactions contemplated
          hereby are consummated, Borrower agrees to reimburse Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements, but excluding Lender's overhead or administrative costs or expenses) incurred by Lender in connection with:

               (i) the preparation, negotiation, execution and delivery of the Loan Documents and the consummation of the transactions contemplated thereby and all costs of counsel for Borrower in preparing or furnishing any opinions (including without limitation (x) any opinions requested by Lender as to any legal matters arising under the Loan Documents or with respect to the Mortgaged Properties and (y) any costs associated with obtaining any Property Valuation);

               (ii) Borrower's ongoing performance of and compliance with all agreements and covenants contained in the Loan Documents to be performed or complied with on its part on or after the date hereof including, without limitation, the fees and expense of any Environmental Consultant;

               (iii)     Lender's ongoing performance and
          compliance with all agreements and conditions contained in the Loan Documents to be performed or complied with on its part on or after the date hereof;

               (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to the Loan
          Documents;

               (v)  the filing and recording fees, taxes
          (including intangible recording taxes) and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender the opinions delivered pursuant to Section 7(f), and other similar expenses incurred in creating and perfecting Encumbrances in favor of Lender pursuant to the Loan Documents;

               (vi) enforcing or preserving any rights in response to third party claims or prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, the Loan Documents, any party (other than Borrower) to any Loan Document or the Collateral; and

               (vii) enforcing, after the occurrence and during the continuance of an Event of Default, any obligations of or collecting any amounts in respect of the Obligations by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Loan Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

          (b) In addition to but without duplication of the payment of expenses pursuant to paragraph (a) above or the indemnification provided for in the Environmental Indemnity, whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to indemnify, pay and hold harmless the Indemnitees, and each of them, from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitee in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), that may be imposed on, incurred by, or asserted against such Indemnitee in any manner relating to or arising out of (i) the Loan Documents, or (ii) Lender's agreement to make the Mortgage Loans hereunder or the use or intended use of the proceeds of the Mortgage Loans; provided, however, that Borrower shall have no obligation to an Indemnitee hereunder to the extent that such indemnified liabilities arise from the gross negligence or willful misconduct of such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all such indemnified liabilities incurred by the Indemnities or any of them.

          (c) Borrower hereby acknowledges and agrees that each Indemnitee (other than Lender and its successors and assigns) is an intended third-party beneficiary of this
     Section 15.6.

          15.7 Survival of Representations, Etc.

          Except for any longer period set forth in the Environmental Indemnity and except for Section 15.6(b) (which shall survive indefinitely), all representations, warranties, covenants and agreements made herein by Borrower and in Partner's Certificates delivered by Borrower pursuant to the Loan Documents shall survive any investigation or inspection made by or on behalf of Lender and shall continue in full force and effect until the Mortgage Loans and all accrued interest thereon and all the other Obligations are finally paid in full.

          15.8 Notices.

          (a) Except as otherwise provided herein, all notices and other communications required under the terms and provisions hereof shall be in writing and shall be delivered by hand or by a nationally recognized overnight courier or registered first class mail, postage prepaid, return receipt requested, or by facsimile, to the parties at the addresses and fax numbers set forth below until such party or its successors and assigns shall have designated otherwise in a notice given in accordance with this
          Section 15.8:

          If to Lender:

          Morgan Guaranty Trust Company of New York
          c/o J.P Morgan Investment Management Inc.
          522 Fifth Avenue
          New York, New York 10036
          Attention:  J. Daniel Adkinson
          Fax:  (212) 837-2646

          with a copy to:

          Holliday Fenoglio Fowler, L.P.
          3003 West Alabama
          Houston, Texas 77098
          Attention:  Ms. Rebecca Browning
          Fax:  (713) 285-5824

          with an additional copy to:

          Howard, Darby & Levin
          1330 Avenue of the Americas
          New York, NY  10019
          Attention:  John P. Gourary
          Fax:  (212) 841-1010

          If to Borrower:

          Walden/Drever Operating Partnership, L.P.
          One Lincoln Center
          5400 LBJ Freeway
          LB45, Suite 400
          Dallas, Texas  75240
          Attention:  Mark S. Dillinger
          Fax:  (972) 788-1550

          with a copy to:

          Munsch Hardt Kopf Harr & Dinan
          1445 Ross Avenue
          4000 Fountain Place
          Dallas, Texas 75202
          Attention:  Robin K. Minick
          Fax:  (214) 855-7584

          (b) Such notices, requests, approvals, communications and demands shall be deemed given on the date on which delivered or on the date on which the attempted initial delivery is refused or cannot be made because of a change of address of which the sending party has not been notified.

          15.9 [Intentionally Omitted]

          15.10  Waivers.

          Lender shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights, remedies or privileges hereunder and no waiver shall be valid unless in writing, signed by Lender, and then only to the extent therein set forth. A waiver by Lender of any right, remedy or privilege hereunder on any one occasion shall not be construed as a bar to any right, remedy or privilege which Lender would otherwise have had on any future occasion. No failure to exercise nor any delay in exercising on the part of Lender any right, power or privilege hereunder or under the other Loan Documents shall be deemed a waiver of any default or acquiescence therein or shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative and not exclusive of each other and any rights or remedies otherwise available.

          15.11     Marshalling; Payments Set Aside.

          Lender shall not be under any obligation to marshal any assets in favor of Borrower or any other party or against or in payment of any or all of the obligations of Borrower under the Loan Documents. To the extent that Borrower makes a payment or payments to Lender or Lender enforces its Encumbrances or exercises any rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or Federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all such Encumbrances and rights and remedies therefor, shall be revived and continue in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

          15.12 Liens Absolute, Multisite Real Estate Collateral Transaction.

          Borrower acknowledges that the Loan Documents
          collectively secure the Obligations. Borrower agrees that Lender's Encumbrances on the Collateral and all the Obligations hereunder shall be absolute and unconditional and shall not in any manner be affected or impaired by:

          (a) any lack of validity or enforceability of any of the Loan Documents, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing;

          (b) any acceptance by Lender of any additional security for or guarantees of any of the Obligations;

          (c) any failure, neglect or omission on the part of Lender to realize upon or protect any of the Obligations or any Collateral or due to any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower in respect of the Obligations or any of the Loan Documents (other than the indefeasible payment in full in cash of all of the Obligations);

          (d) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations;

          (e) any release (except as to the property released), sale, pledge, surrender, compromise, settlement, nonperfection, renewal, extension, indulgence, alteration, exchange, modification or disposition of any of the Obligations hereby secured or of any of the Collateral;

          (f) any amendment or waiver of or any consent to any departure from any of the Loan Documents or of any guaranty thereof, if any, and Lender may in its discretion foreclose, exercise any power of sale, or exercise any other remedy available to it under any or all of the Loan Documents; and

          (g) any exercise of the rights or remedies of Lender under any of the other Loan Documents.

Borrower specifically consents and agrees that Lender may exercise its rights and remedies hereunder and under the other
Loan Documents separately or concurrently and in any order that Lender may deem appropriate.

          15.13 Waiver of Jury Trial.

          TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE
          PARTIES TO THIS LOAN AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS CREDIT TRANSACTION AND LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO ENCOMPASS ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALING. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LOAN AGREEMENT, ANY SECURITY DOCUMENT, OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE MORTGAGE LOANS. IN THE EVENT OF LITIGATION, THIS LOAN AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

          15.14 Interest Rate Limitation.

          Notwithstanding anything in this Loan Agreement or in the Mortgage Notes to the contrary, if at any time the Interest Rate, together with all fees and charges which are treated as interest under applicable law, including the Default Rate (collectively, the "Charges"), as provided for in this Loan Agreement or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by Lender, shall exceed the maximum lawful rate (the "Legal Rate") which may be contracted for, charged, taken, received or reserved by Lender in accordance with applicable law, the interest rate applicable to each Mortgage Note held by Lender, together with all Charges payable to Lender, shall be limited to the Legal Rate and any interest or Charges not so charged, taken, received or reserved by Lender at such time shall be spread, prorated or amortized over the term of this Loan Agreement or such Mortgage Note to the fullest extent permitted by law.

          15.15     Entire Agreement; Confirmation of Prior Agreements.

                         (a) This Loan Agreement and the other Loan Documents and any additional agreements signed on the date hereof, or previously signed and confirmed in writing on the date hereof, constitute the entire agreement among the parties pertaining to the subject matter hereof and thereof and supersede all prior agreements, understandings, representations or other arrangements, whether express or implied, written or oral, of the parties in connection herewith or therewith except to the extent expressly incorporated or specifically referred to herein.

          (b) Borrower hereby confirms that it assumes all of the obligations of the Borrower under each Loan Document that is not otherwise being amended or confirmed pursuant to separate written agreement concurrently with the execution of this Loan Agreement, including without limitation each Environmental Indemnity and Lease Assignment, and confirms that except to the extent expressly amended by Section 15.15(c) below or elsewhere in this Loan Agreement, each such document remains unmodified and in full force and effect. The Borrower also hereby confirms and assumes all of the obligations under each Loan Document that is being amended pursuant to separate written agreement concurrently with the execution and delivery hereof, as amended by each such respective separate written agreement.

          (c)(i) The following exhibit and schedule to the Environmental Indemnity are hereby amended and replaced with the version of such exhibit and schedule attached hereto:

               Schedule I                Environmental Reports
               Exhibit A                 List of Mortgaged Properties.

          (ii) Each of the representations and warranties made by Borrower in the Environmental Indemnity shall be deemed made on (and as of) the date hereof with respect to the Mortgaged
     Properties.

          (iii) All notices and communications to be given under the Environmental Indemnity shall be given to the Persons and to the addresses and fax numbers set forth in
     Section 15.8 of this Loan Agreement in lieu of such information set forth in Section 7 of the Environmental Indemnity.

          (iv) Each capitalized term used in the Environmental
     Indemnity and also defined in this Loan Agreement shall have the meaning in the Environmental Indemnity given to such term in this Loan Agreement.

          15.16     Relationship of Lender to Borrower and Third
                    Parties.

          Borrower agrees that Lender (a) shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer or any other party for services performed or materials supplied in connection with any Mortgaged Property, (b) shall not be liable for any debts or claims accruing in favor of any such parties against Borrower or others against any Mortgaged Property, and (c) are not now, and upon the exercise of any or all of their respective remedies under this Loan Agreement or any of the other Loan Documents, shall not be, joint venturers or partners with Borrower in any manner whatsoever. Lender shall not be deemed to be in privity of contract with any contractor or provider of services to any Mortgaged Property, nor shall any payment of funds directly to a contractor, subcontractor or provider of services be deemed to create any third party beneficiary status or recognition of same by Lender. Borrower agrees that Lender shall have no duty to detect or warn Borrower or any third party of any deficiency or defect in any matter or thing submitted to Lender for approval or otherwise. Approvals granted by Lender to Borrower for any matters covered under this Loan Agreement or the other Loan Documents shall be narrowly construed to cover only the parties and facts identified in any written approval or, if not in writing, such approvals shall be solely for benefit of Borrower. Borrower is not, nor shall it be, an agent of Lender for any purposes.

          15.17     GOVERNING LAW.

          THIS LOAN AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED
          BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

          15.18     JURISDICTION; SERVICE OF PROCESS.

          THE PARTIES HERETO CONSENT FOR THEMSELVES AND IN
          RESPECT OF THEIR PROPERTIES, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS IN THE STATE OF NEW YORK WITH RESPECT TO ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING UNDER THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. BORROWER FURTHER CONSENTS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF EACH STATE IN WHICH ANY OF THE COLLATERAL IS LOCATED IN RESPECT OF ANY PROCEEDING RELATING TO ANY MATTER, CLAIM OR DISPUTE ARISING WITH RESPECT TO SUCH COLLATERAL. BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS, GENERALLY, UNCONDITIONALLY AND IRREVOCABLY, AT THE ADDRESSES SET FORTH IN SECTION 15.8 HEREOF IN CONNECTION WITH ANY OF THE AFORESAID PROCEEDINGS IN ACCORDANCE WITH THE RULES APPLICABLE TO SUCH PROCEEDINGS. BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW HAVE OR HAVE IN THE FUTURE TO THE LAYING OF VENUE IN RESPECT OF ANY OF THE AFORESAID PROCEEDINGS BROUGHT IN THE COURTS REFERRED TO ABOVE AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER IN ANY JURISDICTION.
                 *           *          *


          IN WITNESS WHEREOF, Borrower and Lender have caused this Loan Agreement to be duly executed as of the date and year first above written.

                              MORGAN GUARANTY TRUST COMPANY
                                OF NEW YORK
                              as Trustee under Declaration of
                              Trust dated December 9, 1960, as
                              amended, for the Commingled Pension
                              Trust Fund (Fixed Income-Mortgage
                              Private Placements)


                              By:___________________________________
                                   Name:
                                   Title:

                              WALDEN/DREVER OPERATING
                              PARTNERSHIP, L.P.

                              By:  Walden Residential Properties, Inc., a
                                   Maryland corporation, its sole
                                   general partner

                                   By:_________________________________
                                     Name:
                                     Title:
                              Initial account for payments to
                              Lender pursuant to Section 4.7:

                              Nationsbank of Texas, N.A.
                              Dallas, TX
                              ABA #111000025
                              Holliday Fenoglio, Inc.
                              Clearing Account #1390002220


                                                        ANNEX 1
                     List of Existing Notes

1.   Canyon Ridge:                 Mortgage Note 1, dated June
                                   23, 1994, in the amount of
                                   $2,500,000.00
2.   Holiday on Hayes:             Mortgage Note 2, dated June
                                   23, 1994, in the amount of
                                   $5,000,000.00
3.   Bayou Oaks:                   Mortgage Note 3, dated June
                                   23, 1994, in the amount of
                                   $2,900,000.00
4.   Shadowridge:                  Mortgage Note 4, dated June
                                   23, 1994, in the amount of
                                   $2,780,000.00
5.   Montfort Oaks:                Mortgage Note 5, dated June
                                   23, 1994, in the amount of
                                   $5,400,000.00
6.   Saratoga Springs (f/k/a Pleasant Lake): Mortgage Note 6,
                                   dated June 23, 1994, in the
                                   amount of $4,600,000.00
7.   Northwoods:                   Mortgage Note 7, dated June
                                   30, 1994, in the amount of
                                   $2,980,000.00
8.   Shadow Creek (f/k/a Stoney Creek): Mortgage Note 8, dated
                                   June 30, 1994, in the amount
                                   of $6,350,000.00
9.   Bent Creek:                   Mortgage Note 9, dated June
                                   30, 1994, in the amount of
                                   $4,360,000.00
10.  Silverado:                    Mortgage Note 10, dated July
                                   7, 1994, in the amount of
                                   $5,250,000.00
11.  Creekwood:                    Mortgage Note 11, dated
                                   August 18, 1994, in the amount
                                   of $5,325,000.00
12.  Sun Ridge (f/k/a/ Horizon):   Mortgage Note 12, dated
                                   September 29, 1994, in the
                                   amount of $3,375,000.00
13.  Felicita Creek:               Mortgage Note 13, dated
                                   September 29, 1994, in the
                                   amount of $3,250,000.00
14.  Shannon Chase:                Mortgage Note 14, dated
                                   October 27, 1994, in the
                                   amount of $3,150,000.00
15.  Cimarron Park:                Mortgage Note 15, dated
                                   November 30, 1994, in the
                                   amount of $2,350,000.00
16.  Rafters:                      Mortgage Note 16, dated
                                   November 30, 1994, in the
                                   amount of $4,100,000.00
17.  Willowick:                    Mortgage Note 17, dated
                                   November 30, 1994, in the
                                   amount of $4,075,000.00
18.  Wharf:                        Mortgage Note 18, dated
                                   November 30, 1994, in the
                                   amount of $4,055,000.00
19.  Trinity Mills:                Mortgage Note 19, dated
                                   February 28, 1995, in the
                                   amount of $3,675,000.00
20.  Park Bonita:                  Mortgage Note 20, dated April
                                   25, 1995, in the amount of
                                   $6,000,000.00

                                                        ANNEX 2
                   List of Existing Mortgages

          All Mortgages granted by Borrower to Lender with respect to the Mortgaged Properties, including, without limitation, the following:
GEORGIA

          (1) Deed to Secure Debt, Security Agreement, Fixture Filing Statement, Assignment of Leases and Rents and Financing Statement made by Apartment Opportunity Fund II, L.P., as predecessor in interest to Borrower, for the benefit of Lender, dated as of June 23, 1994 and filed for record on June 30, 1994 in Book 10457, Page 0223, in the Office, Clerk Superior Court, Gwinnett County, Georgia, as amended by instrument dated July 25, 1995, recorded August 9, 1995 in Book 11586, Page 153;

          (2) Deed to Secure Debt, Security Agreement, Fixture Filing Statement, Assignment of Leases and Rents and Financing Statement made by Borrower for the benefit of Lender, dated as of October 27, 1994, and filed for record on December 30, 1994 in Deed Book 19125, Page 229, with the Clerk of the Superior Court of Fulton County, Georgia, as amended by instrument dated July 25, 1995, recorded August 7, 1995 in Deed Book 19847, Page 145.


TEXAS
          (1) Deed of Trust, Security Agreement, Fixture Filing Statement, Assignment of Leases and Rents and Financing Statement made by Borrower for the benefit of Lender, dated as of June 23, 1994 and filed for record in the Deed of Trust Records of Dallas County, Texas on June 29, 1994 in Volume 94124, Page 02573, in the Official Public Records of Real Property of Harris County, Texas on June 29, 1994 under County Clerk's File No. P935776, and in the Real Property Records of Rockwall County, Texas on June 29, 1994 in Volume 0915, Page 247 (the "June 23 Deed of Trust");

          (2) Deed of Trust, Security Agreement, Fixture Filing Statement, Assignment of Leases and Rents and Financing Statement made by Borrower for the benefit of Lender, dated as of June 30, 1994 and filed for record in the Deed of Trust Records of Dallas County, Texas on June 30, 1994 in Volume 94125, Page 04835, in the Official Public Records of Real Property of Harris County, Texas on June 30, 1994 under County Clerk's File No. P938540, in the Real Property Records of Travis County, Texas on June 30, 1994 in Volume 12219, Page 0553, and in the Real Property Records of Rockwall County, Texas on July 1, 1994 in Volume 0916, Page 202 (the "June 30 Deed of Trust");

          (3) Deed of Trust, Security Agreement, Fixture Filing Statement, Assignment of Leases and Rents and Financing Statement made by Borrower for the benefit of Lender, dated July 7, 1994 and filed for record in the Deed of Trust Records of Dallas County, Texas on July 8, 1994 in Volume 94130, Page 01932, in the Official Public Records of Real Property of Harris County, Texas on July 8, 1994 under County Clerk's File No. P950733, in the Real Property Records of Travis County, Texas on July 8, 1994 in Volume 12224, Page 1746, and in the Real Property Records of Rockwall County, Texas on July 8, 1994 in Volume 0919, Page 144 (the "July 7 Deed of Trust" and, collectively with the June 30 Deed of Trust, each as amended by the First Amendment, the "June 30 and July 7 Deeds of Trust", which June 30 and July 7 Deeds of Trust were previously amended by that certain Amendment of Deeds of Trust and Assignments of Rents and Leases executed by Borrower and Lender, dated as of September 29, 1994, and filed for record in the Deed Records of Dallas County, Texas on November 2, 1994 in Volume 94212, Page 01873, in the Official Public Records of Real Property of Harris County, Texas on November 3, 1994, under County Clerk's File No. R131490, in the Real Property Records of Travis County, Texas on November 2, 1994 in Volume 12306, Page 0230, and in the Real Property Records of Rockwall County, Texas on November 2, 1994 in Volume 0955, Page 047 (the "First Amendment");

          (4) Deed of Trust, Security Agreement, Fixture Filing Statement, Assignment of Leases and Rents and Financing Statement made by Borrower for the benefit of Lender, dated August 18, 1994 and filed for record in the Deed of Trust Records of Dallas County, Texas on August 19, 1994 in Volume 94161, Page 02306, in the Official Public Records of Real Property of Harris County, Texas on August 19, 1994 under County Clerk's File No. R018785, in the Real Property Records of Travis County, Texas on August 19, 1994 in Volume 12254, Page 0567, and in the Real Property Records of Rockwall County, Texas on August 19, 1994 in Volume 0932, Page 136 (the "August 18 Deed of Trust");

          (5) Deed of Trust, Security Agreement, Fixture Filing Statement, Assignment of Leases and Rents and Financing Statement made by Borrower for the benefit of Lender, dated November 30, 1994 and filed for record in the Deed of Trust Records of Dallas County, Texas on December 2, 1994 in Volume 94232, Page 01943, in the Official Public Records of Real Property of Harris County, Texas on December 2, 1994 under County Clerk's File No. R173345, in the Real Property Records of Travis County, Texas on December 2, 1994 in Volume 12325, Page 1458, in the Real Property Records of Rockwall County, Texas on December 2, 1994 in Volume 0963, Page 034, in the Official Public Records of Real Property of Montgomery County, Texas on December 2, 1994 under Clerk's File No. 9466759, and in the Official Public Records of Nueces County, Texas on December 1, 1994 as Document No. 940270 (the "November 30 Deed of Trust"); and

          (6) Deed of Trust, Security Agreement, Fixture Filing Statement, Assignment of Leases and Rents and Financing Statement made by Borrower for the benefit of Lender, dated February 28, 1995 and filed for record in the Deed of Trust Records of Dallas County, Texas on March 2, 1995 in Volume 95042, Page 00645, in the Official Public Records of Real Property of Harris County, Texas on March 2, 1995 under County Clerk's File No. R290632, in the Real Property Records of Travis County, Texas on March 2, 1995 in Volume 12385, Page 0223, in the Real Property Records of Rockwall County, Texas on March 2, 1995 in Volume 0987, Page 061, in the Official Public Records of Real Property of Montgomery County, Texas on March 2, 1995 under Clerk's File No. 9511324, and in the Official Public Records of Nueces County, Texas on March 2, 1995 as Document No. 952224 (the "February 28 Deed of Trust");

          All as amended by that certain Amendment of Deeds of Trust dated as of July 25, 1995, and filed for record in (a) the Deed Records of Dallas County, Texas, on March 22, 1996 in Volume 95150, Page 5799, (b) the Official Public Records of Real Property of Harris County, Texas under County Clerk's File No. R512003, (c) the Real Property Records of Travis County, Texas on August 3, 1995, in Volume 1028, Page 207, (d) the Real Property Records of Rockwall County, Texas on July 25, 1995 in Volume 1028, Page 207, and (e) the Official Public Records of Nueces County, Texas under Clerk's File No. 972258 (the "Second Amendment").


CALIFORNIA
          (1) Deed of Trust, Security Agreement, Fixture Filing Statement, Assignment of Leases and Rents and Financing Statement made by Borrower for the benefit of Lender, dated as of September 29, 1994 and filed for record on October 31, 1994 as Document No. 1994-0635741 in the Official Records of the San Diego County Recorder's Office in San Diego, California (the "Felicita Creek Deed of Trust");
          (2) Deed of Trust, Security Agreement, Fixture Filing Statement, Assignment of Leases and Rents and Financing Statement made by the Borrower for the benefit of Lender, dated as of September 29, 1994, and filed for record on October 31, 1994 as Document No. 1994-0635739 in the Official Records of the San Diego County Recorder's Office in San Diego, California (the "Horizon Deed of Trust"); and
          (3) Deed of Trust, Security Agreement, Fixture Filing Statement, Assignment of Leases and Rents and Financing Statement made by the Borrower for the benefit of Lender, dated as of April 25, 1995, and filed for record on April 25, 1995 as Document No. 1995-0173250 in the Official Records of the San Diego County Recorder's Office in San Diego, California (the "Park Bonita Deed of Trust");

each as amended by Amendment of Deeds of Trust, dated as of July
25, 1995, filed for record on August 3, 1995 as Document #1995-0336143 in the Official Records of the San Diego County
Recorder's Office in San Diego, California

                                                        ANNEX 3
                     List of Title Policies


                                                      EXHIBIT A
               Certificate of Limited Partnership


                                                      EXHIBIT B
           Form of Environmental Indemnity Agreement


                                                    EXHIBIT C-1
      Form of Amended and Restated Mortgage Note - Loan A


                                                    EXHIBIT C-2
               Form of New Mortgage Note - Loan B


                                                    EXHIBIT C-3
               Form of New Mortgage Note - Loan C


                                                      EXHIBIT D
                     Partnership Agreement


                                                      EXHIBIT E
                     Metropolitan Area List

Texas
Dallas
Houston
Conroe
Clearlake
Austin
San Antonio
Fort Worth

Georgia
Atlanta
Savannah

California
Major Metropolitan Areas

                                                      EXHIBIT F
   Borrower's General Partner's Certificate of Incorporation


                                                      EXHIBIT G
         Form of Amended and Restated Escrow Agreement


                                                 SCHEDULE 1.1-B
                     List of Mortgage Loans

A.   Loan A

               Apartment Project        Loan Amount
               Saratoga Springs
               (f/k/a Pleasant Lake)    $4,404,237.27
               Canyon Ridge             $2,393,607.23
               Holiday on Hayes         $4,787,214.48
               Bayou Oaks               $2,776,584.44
               Shadowridge              $2,661,689.77
               Montfort Oaks            $5,170,191.40
               Northwoods               $2,853,178.35
               Bent Creek               $4,174,448.18
               Shadow Creek
               (f/k/a Stoney Creek)     $6,079,758.99
               Silverado                $5,026,571.68
               Creekwood                $5,098,381.54
               Felicita Creek           $3,111,685.93
               Sun Ridge (f/k/a Horizon)     $3,231,364.67
               Shannon Chase            $3,015,941.67
               Cimarron Park            $2,249,987.53
               Rafters                  $3,925,515.75
               Willowick                $3,901,574.80
               Wharf                    $3,882,431.23
               Trinity Mills            $3,530,578.32
               Park Bonita              $5,777,015.57
B.   Loan B
               All Properties           $30,000,000.00
     Loan C
               All Properties           $1,948,041.20

SCHEDULE 1.1-C
                   List of Properties

Saratoga Springs (f/k/a Pleasant Lake Village), Duluth, Georgia
Canyon Ridge Apartments, Rockwall, Texas
Holiday on Hayes Apartments, Houston, Texas
Bayou Oaks Apartments, Houston, Texas
Shadowridge Village Apartments, Dallas, Texas
Montfort Oaks Apartments, Dallas, Texas
Northwoods, Houston, Texas
Shadow Creek (f/k/a Stoney Creek), Austin, Texas
Bent Creek, Dallas, Texas
Silverado, Houston, Texas
Creekwood, Dallas, Texas
Felicita Creek, Escondido, California
Sun Ridge (f/k/a Horizon), Santee, California
Shannon Chase, Union City, Georgia
Cimarron Park, Conroe, Texas
Rafters, Corpus Christi, Texas
Willowick, Corpus Christi, Texas
Wharf, Corpus Christi, Texas
Trinity Mills, Carrollton, Texas
Park Bonita, National City, California

                                              SCHEDULE 4.3(b)-1

        Allocation of Loan B Among Mortgaged Properties


                                              SCHEDULE 4.3(b)-2

        Allocation of Loan C Among Mortgaged Properties


                                                 SCHEDULE 8(l)

                          Certain Debt


                                                  SCHEDULE 8(v)

           List of Properties Located in Flood Zones




          Bayou Oaks:    a portion of the Bayou Oaks property is
                         located in a one hundred year flood
                         plain
          Bent Creek:    a portion of the Bent Creek property is
                         located in a one hundred year flood
                         plain
          Stoney Creek:  a portion of the Stoney Creek property
                         is located in a one hundred year flood
                         plain
          Silverado:     a portion of the Silverado property is
                         located in a one hundred year flood
                         plain
          Shannon Chase: a portion of the Shannon Chase property
                         is located in a five hundred year flood
                         plain

                                              SCHEDULE 15.15(a)

                     Revised Schedule I to
                    Environmental Indemnity


                           SCHEDULE I
                     Environmental Reports
1.   Pleasant Lake Village Community, Atlanta, Georgia   Phase I
     Environmental Site Assessment and Limited Asbestos Sampling, dated November 24, 1993, prepared by Fugro Environmental, Inc.
2.   The Canyon Ridge Apartments, Rockwall, Texas   Report of
     Preliminary Environmental Site Assessment and Limited Asbestos Survey, dated December 8, 1993, prepared by Law Engineering, Inc.
3.   Holiday on Hayes Apartments, Houston, Texas   Report of
     Phase I Environmental Site Assessment and Limited Asbestos Survey, dated December 14, 1993, prepared by Law Engineering, Inc.
4.   The Bayou Oaks Apartments, Houston, Texas   Report of Phase
     I Environmental Site Assessment and Limited Asbestos Survey, dated December 21, 1993, prepared by Law Engineering, Inc.
5.   The Shadowridge Village Apartments, Dallas, Texas   Phase I
     Environmental Site Assessment and Limited Environmental Sampling, dated March 22, 1994, prepared by Fugro Environmental, Inc.
6.   Montfort Oaks, Dallas, Texas   Phase I Environmental Site
     Assessment and Limited Asbestos Survey, dated March 22, 1994, prepared by Law Engineering, Inc.
7.   Northwoods Apartments, Houston, Texas   Phase I
     Environmental Site Assessment and Limited Environmental Sampling, dated March 22, 1994, prepared by Fugro Environmental, Inc.
8.   Bent Creek Apartments, Dallas, Texas   Phase I Environmental
     Site Assessment and Limited Environmental Sampling, dated March 22, 1994, prepared by Fugro Environmental, Inc.
9.   Stoney Creek Apartments, Austin, Texas   Phase I
     Environmental Site Assessment and Limited Environmental Sampling, dated March 22, 1994, prepared by Fugro Environmental, Inc.
10.  Silverado Apartments, Houston, Texas   Phase I Environmental
     Site Assessment and Limited Environmental Sampling, dated June 22, 1994, prepared by Fugro Environmental, Inc.
11.  Creekwood Apartments, Dallas, Texas   Phase I Environmental
     Assessment and Limited Asbestos Survey, dated August 8, 1994, prepared by Law Engineering, Inc.
12.  Felicita Creek Apartments, Escondido, California   Phase I
     Environmental Site Assessment and Limited Asbestos Sampling, dated July 29, 1994, prepared by Fugro West, Inc.
13.  Horizon Apartments, Santee, California   Phase I
     Environmental Assessment and Limited Asbestos Survey, dated July 14, 1994, prepared by Law/Crandall, Inc.
14.  Shannon chase Apartments, Union City, Georgia   Phase I
     Environmental Site Assessment and Limited Environmental Sampling, dated August 5, 1994, prepared by Fugro Environmental, Inc.
15.  Cimarron Park Apartments, Conroe, Texas   Phase I
     Environmental Site Assessment, Limited Asbestos Survey and Environmental Sampling, dated September 28, 1994, prepared by Law Engineering and Environmental Services.
16.  Rafters Apartments, Corpus Christi, Texas   Phase I
     Environmental Site Assessment and Limited Asbestos Sampling, dated September 13, 1994, prepared by Fugro Environmental, Inc.
17.  Willowick Apartments, Corpus Christi, Texas   Phase I
     Environmental Site Assessment and Limited Environmental Sampling, dated September 14, 1994, prepared by Fugro Environmental, Inc.
18.  The Wharf Apartments, Corpus Christi, Texas   Phase I
     Environmental Site Assessment and Limited Asbestos Sampling, dated September 13, 1994, prepared by Fugro Environmental, Inc.
19.  Trinity Mills Apartments, Carrollton, Texas   Phase I
     Environmental Site Assessment and Limited Asbestos Sampling, dated December 5, 1994, and Phase II Environmental Site Assessment Subsurface Investigation, dated January 5, 1995, prepared by Fugro Environmental, Inc.
20.  Park Bonita Apartments, National City, California   Phase I
     Environmental Site Assessment and Limited Asbestos Survey, dated April 12, 1995, prepared by Law/Crandall, Inc., and
          Law Engineering, Inc.

SCHEDULE 15.15(b)

                      Revised Exhibit A to
                    Environmental Indemnity


                           EXHIBIT A
                       List of Properties
Saratoga Springs (f/k/a Pleasant Lake Village), Duluth, Georgia
Canyon Ridge Apartments, Rockwall, Texas
Holiday on Hayes Apartments, Houston, Texas
Bayou Oaks Apartments, Houston, Texas
Shadowridge Village Apartments, Dallas, Texas
Montfort Oaks Apartments, Dallas, Texas
Northwoods, Houston, Texas
Shadow Creek (f/k/a Stoney Creek), Austin, Texas
Bent Creek, Dallas, Texas
Silverado, Houston, Texas
Creekwood, Dallas, Texas
Felicita Creek, Escondido, California
Horizon, Santee, California
Shannon Chase, Union City, Georgia
Cimarron Park, Conroe, Texas
Rafters, Corpus Christi, Texas
Willowick, Corpus Christi, Texas
Wharf, Corpus Christi, Texas
Trinity Mills, Carrollton, Texas
Park Bonita, National City, California

                       TABLE OF CONTENTS

                                                                     Page
Section 1. Definitions; Principles of Construction.. . . . . . . . . . . .2
        1.1 Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .2
        1.2 Principles of Interpretation.. . . . . . . . . . . . . . . . 15
Section 2. Nonrecourse Obligations.. . . . . . . . . . . . . . . . . . . 15
        2.1 Nonrecourse Obligations. . . . . . . . . . . . . . . . . . . 15
Section 3. Loan; Disbursement to Borrower. . . . . . . . . . . . . . . . 15
        3.1 Loan.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
        3.2 Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
        3.3 Term.. . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
        3.4 Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . 16
Section 4. Payments of Principal and Interest; Lien Releases.. . . . . . 16
        4.1 Principal Payments.. . . . . . . . . . . . . . . . . . . . . 16
        4.2 Prepayments. . . . . . . . . . . . . . . . . . . . . . . . . 16
        4.3 Lien Releases. . . . . . . . . . . . . . . . . . . . . . . . 17
        4.4 Interest Payments. . . . . . . . . . . . . . . . . . . . . . 19
        4.5 Default Rate; Post-Maturity Interest.. . . . . . . . . . . . 19
        4.6 Computations.. . . . . . . . . . . . . . . . . . . . . . . . 20
        4.7 Method of Payments.. . . . . . . . . . . . . . . . . . . . . 20
Section 5. Deposits for Taxes and Insurance Premiums and Capital.     20
Section 6. Condemnation and Casualty.. . . . . . . . . . . . . . . . . . 22
Section 7. Conditions Precedent. . . . . . . . . . . . . . . . . . . . . 25
Section 8. Representations and Warranties of Borrower. . . . . . . . . . 33
Section 9. General Covenants of Borrower.. . . . . . . . . . . . . . . . 43
        9.1 Affirmative Covenants. . . . . . . . . . . . . . . . . . . . 43
        9.2 Negative Covenants.. . . . . . . . . . . . . . . . . . . . . 46
Section 10. Property-Specific Covenants of Borrower. . . . . . . . . . . 47
        10.1 Affirmative Covenants.. . . . . . . . . . . . . . . . . . . 47
        10.2 Negative Covenants. . . . . . . . . . . . . . . . . . . . . 60
Section 11.  Conversion to Unsecured Loans.. . . . . . . . . . . . . . . 62
Section 12.  Events of Default.. . . . . . . . . . . . . . . . . . . . . 62
Section 13.  Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . 65
        13.1 Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . 65
        13.2 Foreclosure Proceeds. . . . . . . . . . . . . . . . . . . . 66
Section 14.  Restrictions on Transfer. . . . . . . . . . . . . . . . . . 66
Section 15. Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . 68
        15.1 Amendments. . . . . . . . . . . . . . . . . . . . . . . . . 68
        15.2 Binding Effect; Successors and Assigns. . . . . . . . . . . 68
        15.3 Captions. . . . . . . . . . . . . . . . . . . . . . . . . . 68
        15.4 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . 68
        15.5 Severability. . . . . . . . . . . . . . . . . . . . . . . . 69
        15.6 Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . 69
        15.7 Survival of Representations, Etc. . . . . . . . . . . . . . 70
        15.8 Notices.. . . . . . . . . . . . . . . . . . . . . . . . . . 71
        15.9 [Intentionally Omitted] . . . . . . . . . . . . . . . . . . 72
        15.10 Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . 72
        15.11 Marshalling; Payments Set Aside. . . . . . . . . . . . . . 72
        15.12 Liens Absolute, Multisite Real Estate Collateral
        Transaction. . . . . . . . . . . . . . . . . . . . . . . . . . . 73
        15.13 Waiver of Jury Trial.. . . . . . . . . . . . . . . . . . . 74
        15.14 Interest Rate Limitation.. . . . . . . . . . . . . . . . . 74
        15.15 Entire Agreement; Confirmation of Prior
        Agreements.. . . . . . . . . . . . . . . . . . . . . . . . . . . 75
        15.16 Relationship of Lender to Borrower and Third
        Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 75
        15.17 GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . 76
        15.18 JURISDICTION; SERVICE OF PROCESS.. . . . . . . . . . . . . 76

                            ANNEXES
ANNEX 1:   List of Existing Notes
ANNEX 2:   List of Existing Mortgages
ANNEX 3:   List of Title Policies
                            EXHIBITS
EXHIBIT A: Certificate of Limited Partnership
EXHIBIT B: Form of Environmental Indemnity Agreement
EXHIBIT C: Forms of Mortgage Notes
               Exhibit C-1:  Form of Amended and Restated
               Mortgage Note - Loan A
               Exhibit C-2:  Form of New Mortgage Note - Loan B
               Exhibit C-3:  Form of New Mortgage Note - Loan C
EXHIBIT D: Partnership Agreement
EXHIBIT E: Metropolitan Area List
EXHIBIT F: Borrower's General Partner's Certificate of
           Incorporation
EXHIBIT G: Form of Amended and Restated Escrow Agreement

                           SCHEDULES
SCHEDULE 1.1-A:  . . . . . . . . . . . . . . . . . . . . .Omitted
SCHEDULE 1.1-B:  . . . . . . . . . . . . . List of Mortgage Loans
SCHEDULE 1.1-C:  . . . . . . . . . . . . . . . List of Properties
SCHEDULE 4.3(b)-1: . . . . . Allocation of Loan B Among Mortgaged
                             Properties
SCHEDULE 4.3(b)-2: . . . . . Allocation of Loan C Among Mortgaged
                             Properties
SCHEDULE 8(l): . . . . . . . . . . . . . . . . . . . Certain Debt
SCHEDULE 8(v): . . . . .List of Properties Located in Flood Zones
SCHEDULE 15.15(a): . . . . . .Revised Schedule I to Environmental Indemnity
SCHEDULE 15.15(b): . . . . . . Revised Exhibit A to Environmental Indemnity